UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

catalent.com

September 14, 2016

Fellow Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Catalent, Inc. to be held at 2:00 p.m. on Tuesday, October 25, 2016 at the Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York.

At the Annual Meeting, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals, which we describe in our Proxy Statement for the Annual Meeting. We will primarily use the internet to furnish to shareholders our Proxy Statement and other proxy materials, including our form of ballot. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials on or about September 14, 2016 to our shareholders of record as of the close of business on August 30, 2016. The notice contains instructions concerning how to access our Proxy Statement and 2016 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote in person at the Annual Meeting, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours,

John Chiminski

President and Chief Executive Officer

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

catalent.com

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Tuesday, October 25, 2016 at 2:00 p.m.

PLACE:	Fried Frank Midtown Conference Center
375 Park Avenue, Suite 3708
New York, New York

ITEMS OF BUSINESS:

•	Elect 3 members of the Board of Directors named in the Proxy Statement, each for a term of three years;
•	Ratify the appointment of Ernst & Young LLP as the independent auditor for 2017;
•	Conduct an advisory vote to approve our executive compensation; and
•	Consider other business as may properly come before the Annual Meeting.

RECORD DATE:	Shareholders of record at the close of business on August 30, 2016 will be entitled to attend and vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

You may obtain this 2016 Proxy Statement and our 2016 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Steven L. Fasman

Senior Vice President, General Counsel & Corporate Secretary

September 14, 2016

Your vote is important. Review your Proxy Statement and vote in one of four ways:

CATALENT 2016 PROXY STATEMENT	i

PROXY SUMMARY

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about September 14, 2016. As it is only a summary, please review the complete Proxy Statement and our 2016 Annual Report before you vote.

SPECIAL NOTE

As this Proxy Statement was going to print, we had two unrelated developments that affect the contents of this Proxy Statement.

1.	On September 6, 2016, one of our Named Executive Officers (a term defined below in this “Proxy Summary”), Stephen Leonard, our Senior Vice President, Global Operations, informed us that he was resigning his position, effective immediately, and would assume the position of Senior Advisor until he leaves Catalent’s employ at a date still to be decided but no later than February 28, 2017, in order to pursue other opportunities. Alessandro Maselli, the Vice President, Operations for Drug Delivery Solutions, Europe, will assume Mr. Leonard’s duties.

2.	On September 6, 2016, our sponsor and single largest shareholder, which is an affiliate of Blackstone (a term defined below in “Proposal 1—Election of Directors”), sold in an underwritten offering all of its remaining shares of our common stock. The offering closed on September 9, 2016. As a result of this sale, Blackstone is no longer a related party, the Stockholders Agreement, described in the section below entitled “Transactions with Related Persons,” has terminated in accordance with its terms, and our sponsor is no longer entitled to designate any member of our Board of Directors.

Please keep these developments in mind as you review this Proxy Statement, which often speaks of events and circumstances as they occurred or were in effect during our 2016 fiscal year, which ended on June 30, 2016, prior to these developments. Please also note that, because the Blackstone sale occurred after the record date (August 30, 2016) for the 2016 Annual Meeting of Shareholders, Blackstone will remain entitled to vote at this meeting the shares it subsequently sold. Finally, please note that neither the Blackstone sale nor the termination of the Stockholders Agreement, either by themselves or in combination, has an effect on the status of either Chinh E. Chu or E. Bruce McEvoy as members of our Board of Directors. While each had been a designee of our sponsor under the terms of the Stockholders Agreement, each is entitled to remain on our Board of Directors until the end of his respective term, or until his respective earlier death, resignation, or removal.

2016 FINANCIAL PERFORMANCE HIGHLIGHTS

The following summary of our financial results for the year ended June 30, 2016 (which we often call “fiscal 2016” in this Proxy Statement) highlights our progress in growing our business. In fiscal year 2016, we delivered another strong year from a revenue perspective, recording revenue growth of 6% in constant currency(1) compared to the prior fiscal year, with

CATALENT 2016 PROXY STATEMENT	1

growth across all three of our reporting segments. Softgel Technologies, our core long-cycle segment, grew revenue 7% at constant currency, with particular strength across the consumer health side of the business. We also recorded constant currency revenue growth of 4% in our Drug Delivery Solutions segment, which includes our modified release offerings, our sterile offerings and our fast-growing biologics business. Our short-cycle Clinical Supply Services segment grew revenue by 10% in constant currency and continues to be the fastest growing segment in the portfolio.

Fiscal 2016 was a challenging year for our company from a profitability perspective primarily driven by the temporary suspension of operations at our Softgel facility in Beinheim, France, which occurred between November 2015 and April 2016. The financial impact of such suspension on our fiscal year 2016 adjusted EBITDA was approximately $35 million.

Highlights of our fiscal 2016 performance are as follows (2):

•	Revenue grew 6% on a constant currency basis with all reporting segments recording revenue growth of 4% or greater on the same basis
•	Achieved Adjusted EBITDA of $401.2 million, which would have been $422.0 million in constant currency
•	Recorded a net leverage ratio of 4.3x, and an interest coverage ratio of 4.5x
•	Generated a shareholder return of 12% for those who invested at the initial public offering (the “IPO”) in July 2014
•	Executed a secondary public offering of common stock on behalf of our initial private equity shareholders, which introduced an additional 10 million shares to public market investors
•	Continued to reinvest a significant portion of our free cash flow in attractive, strategic, growth-driving assets

(1)	Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2015 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with generally accepted accounting principles (“non-GAAP”). For a further discussion of this measure, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.
(2)	For an explanation of how we determine Adjusted EBITDA and how this non-GAAP financial measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

2	CATALENT 2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

For fiscal 2016, 82% of the total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 63% of his compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (our “Named Executive Officers” or “NEOs”), an average of 64% of their total direct compensation is variable pay. The following charts illustrate the compensation pay ratio for our CEO and NEOs. These charts do not include other compensation, pension values and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table in this Proxy Statement.

The allocation of variable total direct compensation for our CEO and other NEOs aligns with our compensation philosophy of motivating our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders. The following table provides highlights of the compensation of our CEO and other NEOs in 2016 as reported in the 2016 Summary Compensation Table in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

CATALENT 2016 PROXY STATEMENT	3

2016 EXECUTIVE COMPENSATION HIGHLIGHTS

Name	Base Salary ($)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Other Compensation ($)	Long-Term Incentive Plan (LTIP) ($)	Total Direct Compensation ($)
John Chiminski	975,000	1,053,750	38,179	3,464,858	5,531,787
Matthew Walsh	661,676	416,091	20,267	625,632	1,723,666
William Downie	413,565	269,076	251,192	422,335	1,356,168
Steven Fasman	510,275	355,225	7,615	818,470	1,691,585
Stephen Leonard	489,561	296,625	17,312	466,833	1,270,331

At the 2015 Annual Meeting, our shareholders voted 99.8% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a pay-for-performance philosophy.

CORPORATE GOVERNANCE

We have in place what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors. We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us. Highlights of our corporate governance standards and practices include the following:

Corporate Governance Highlights
✓	Majority-independent Board of Directors	✓	Annual Board and Committee Self-Evaluation
✓	Corporate Governance Guidelines	✓	Annual CEO Evaluation
✓	Regular Meetings of Committees	✓	Director Stock Ownership Goals
✓	Independent Committee Chairs and Members	✓	Executive Stock Ownership Goals
✓	Securities Trading Policy	✓	Continuity Planning
✓	Emphasize Pay-for-Performance	✓	Board-approved Modern Slavery Statement
✓	Board-approved Quality and Regulatory Compliance Committee	✓	Board-approved Code of Ethics, Known as Our “Standards of Business Conduct,” Applicable to All Employees, Officers, and Directors

4	CATALENT 2016 PROXY STATEMENT

ANNUAL MEETING

Time and Date	Tuesday, October 25, 2016, at 2:00 p.m.
Place	Fried Frank Midtown Conference Center 375 Park Avenue, Suite 3708 New York, New York
Record Date	Close of business on August 30, 2016.
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission	We do not require tickets for admission to the Annual Meeting, but we do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, the 16-digit number included on your proxy card or Notice of Internet Availability, and valid government-issued photo identification.

ANNUAL MEETING PROPOSALS

Proposal	Description	Board Vote Recommendation	Page Number Reference

1	Election of Directors	FOR	11
2	Ratification of Appointment of Independent Auditor for Fiscal 2017	FOR	90
3	Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	FOR	93

CATALENT 2016 PROXY STATEMENT	5

ANNUAL MEETING, VOTING, AND PROCEDURES

ANNUAL MEETING INFORMATION

We are making this proxy statement available to our shareholders in connection with the solicitation of proxies by the Board of Directors for our 2016 Annual Meeting of Shareholders. We are holding our 2016 Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, October 25, 2016 at the Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York. You may obtain directions from our Corporate Secretary (address on page 27).

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders of record on the record date, August 30, 2016, or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, the 16-digit number included on your proxy card or Notice of Internet Availability, and valid government-issued photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For safety and security purposes, no camera, camcorder, videotaping equipment, or other recording device, and no large package, banner, placard, or sign will be permitted in the meeting. Since seating may be limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Only shareholders or their valid proxy holders may address the meeting.

AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 25, 2016.

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about September 14, 2016, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our 2016 Proxy Statement and 2016 Annual Report and vote online. Our 2016 Proxy Statement and 2016 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the notice mailed on or about September 14, 2016 or the proxy card, or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, visit www.proxyvote.com, call 1-800-579-1639 or send an email, with

6	CATALENT 2016 PROXY STATEMENT

your 16-digit control number in the subject line, to sendmaterial@proxyvote.com. Please make the request on or before October 14, 2016 to facilitate timely delivery.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING

Holders of Catalent, Inc. common stock at the close of business on August 30, 2016, the record date fixed by the Board of Directors, may vote the shares of common stock that they hold on that date at the Annual Meeting with respect to the matters submitted for vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of August 30, 2016, there were 124,744,437 shares of our common stock outstanding.

HOW TO VOTE

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important. You may vote shares that you owned as of the close of business on August 30, 2016, which is the record date set by the Board of Directors.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

In Person	Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York.	2:00 p.m. Eastern Daylight Time, on Tuesday, October 25, 2016
By telephone	By calling 1-800-690-6903 (toll free) in the United States or Canada.	24 hours a day until 11:59 p.m., Eastern Daylight Time, on October 24, 2016
By Internet	Online at www.proxyvote.com.	24 hours a day until 11:59 p.m., Eastern Daylight Time, on October 24, 2016
By mail

By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Allow sufficient time for us to receive your proxy card before the date of the meeting.

For telephone and internet voting, you will need the 16-digit control number included on your notice or on your proxy card.

CATALENT 2016 PROXY STATEMENT	7

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting, and applicable deadlines.

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name, you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. You should contact your bank, broker, or other nominee to obtain a legal proxy.

REVOKING A PROXY

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•	Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern Daylight Time on October 24, 2016 at:

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Attention: Corporate Secretary

•	Submitting a later-dated proxy;
•	Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern Daylight Time on October 24, 2016; or
•	Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest, validly executed proxy that you submit will be counted.

Your attendance at the Annual Meeting will not revoke a proxy you have given unless you file a written notice of such revocation as noted above.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

PROPOSALS	BOARD RECOMMENDATION
Proposal 1 – Election of Directors	FOR
Proposal 2 – Ratification of Appointment of Independent Auditor for Fiscal 2017	FOR
Proposal 3 – Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	FOR

8	CATALENT 2016 PROXY STATEMENT

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board of Directors is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, your proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

QUORUM AND REQUIRED VOTE

We will have a quorum and will be able to conduct the business of the Annual Meeting if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our Amended and Restated Bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Plurality of the votes cast	A withhold vote will have the same effect as an abstention. However, neither an abstention nor a withhold vote will affect the outcome of the election. Broker non-votes will have no effect on the outcome of the election.
Ratification of Appointment of Independent Auditor for Fiscal 2017	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote against.
Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.

* A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under New York Stock Exchange (“NYSE”) rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2017.

EFFECT OF NOT CASTING YOUR VOTE

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

CATALENT 2016 PROXY STATEMENT	9

If you are a registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting. If you sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the internet without indicating how you want to vote, your shares will be voted in accordance with the Board of Directors’ voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2017. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

SOLICITATION

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities.

AVAILABILITY OF VOTING RESULTS

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) following the Annual Meeting.

10	CATALENT 2016 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors currently consists of ten directors divided into three classes. Classes II and III have three directors each while Class I consists of four directors. Our directors serve for staggered terms of three years and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. Each year, there is an election with respect to the class of directors whose terms are expiring. The directors in Class II, whose terms expire at the 2016 Annual Meeting of Shareholders, are Melvin D. Booth, J. Martin Carroll, and James Quella. The Board of Directors has nominated these three directors to stand for re-election for a three-year term, which will expire at the 2019 Annual Meeting of Shareholders. Messrs. Booth, Carroll, and Quella, as nominees for director, have consented to being named in this Proxy Statement and to serve if elected.

Our Board of Directors recommends that you vote on your proxy card or voting instruction form “FOR” the election of each of the Board’s nominees, Mr. Booth, Mr. Carroll, and Mr. Quella, to serve as directors of Catalent until our 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal.

BACKGROUND TO THE BOARD’S

RECOMMENDATION IN FAVOR OF THE NOMINEES

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to the Board of Directors for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election. In particular, the Nominating Committee considers the following when evaluating and selecting nominees: the candidate’s individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board of Directors.

The Nominating Committee has evaluated each of Mr. Booth, Mr. Carroll and Mr. Quella against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that each of the nominees is an existing member of our Board of Directors, is familiar with us and the risks and opportunities we face, and has demonstrated an ability to work collegially and productively with the remainder of our Board of Directors. The Nominating Committee also considered particular aspects of each of the

CATALENT 2016 PROXY STATEMENT	11

director nominees, as noted below with the nominee’s biography under the heading “Specific qualifications, experience, skills and expertise.”

Following its evaluation, the Nominating Committee voted to recommend the nominees to the Board of Directors as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, the Board of Directors has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to serve as a member of our Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES FOR DIRECTOR.

12	CATALENT 2016 PROXY STATEMENT

DIRECTOR NOMINEES

Melvin D. Booth

Age: 71

Mr. Booth has been a director since August 2014 and was a member of the board of directors of our subsidiary, Catalent Pharma Solutions, Inc., from July 2010 until September 2014. Most recently, Mr. Booth served as President and Chief Operating Officer of Medimmune, Inc. from 1998 through his retirement in 2003, and as a member of its board of directors from 1998 through 2005. Prior to that, Mr. Booth was President, Chief Operating Officer and Director of Human Genome Sciences, Inc. from 1995 to 1998. Mr. Booth also served in a variety of senior leadership positions for Syntex Inc., including leading both Syntex Laboratories, Inc. and Syntex Pharmaceuticals Pacific. Mr. Booth also served as Lead Director for Millipore Corporation until its acquisition by Merck KGaA and Chairman of the Board for eResearch Technology, Inc. until its sale in May 2016. Mr. Booth currently serves as Chairman of the Board for Mallinckrodt plc and as a strategic advisor in life sciences for Genstar Capital. Mr. Booth holds an undergraduate degree and an honorary Ph.D. in Science from the Northwest Missouri State University.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director and audit committee member
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

J. Martin Carroll

Age: 67

Mr. Carroll has been a director since July 2015. He served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force, where he attained the rank of Captain. Mr. Carroll has been a director of Mallinckrodt plc since June 2013 and serves as Chair of its Compliance Committee and has also served as director of TherapeuticsMD, Inc. since March 2015. He has been a director of Inotek Pharmaceuticals Corporation since March 2016 and became Chairman of the Board in June 2016. Mr. Carroll served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis plc and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

CATALENT 2016 PROXY STATEMENT	13

Specific qualifications, experience, skills and expertise:

•	Substantial experience with sales and marketing issues
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

James Quella

Age: 66

Mr. Quella has been a director since December 2009. Mr. Quella was a Senior Managing Director and Senior Operating Partner in the Corporate Private Equity group of The Blackstone Group L.P. (“Blackstone”) through June 2013. Mr. Quella was responsible for monitoring the strategy and operational performance of Blackstone’s portfolio companies and providing direct assistance in the oversight of large investments. He was also a member of the firm’s Private Equity Investment Committee. Currently, Mr. Quella serves as a Senior Advisor to the Private Equity Group of Blackstone and continues to be involved in a few key portfolio companies as a board member and executive advisor, as well as participating in selected portfolio review processes and due diligence. Prior to joining Blackstone in 2004, Mr. Quella was a Managing Director and Senior Operating Partner with DLJ Merchant Banking Partners-CSFB Private Equity. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates, its predecessor firm, where he served as a senior consultant to CEOs and senior management teams, and was Co-Vice Chairman with shared responsibility for overall management of the firm. Mr. Quella received a B.A. in International Studies from the University of Chicago/University of Wisconsin-Madison and an M.B.A. with dean’s honors from the University of Chicago. He is also the co-author of Profit Patterns: 30 Ways to Anticipate and Profit from the Strategic Forces Reshaping Your Business. Mr. Quella has been a member of various private equity company boards and currently serves as a director of DJO Global, CF Corporation, Freescale Semiconductor, Inc. and Michaels Stores, Inc.

Specific qualifications, experience, skills and expertise:

•	Substantial experience in owning and managing businesses
•	Substantial experience in mergers and acquisitions
•	Familiar with corporate finance and strategic business planning activities, particularly as they relate to highly leveraged companies like Catalent
•	Experience serving on corporate boards and as a compensation committee member

14	CATALENT 2016 PROXY STATEMENT

CONTINUING DIRECTORS

John Chiminski

Age: 52

Mr. Chiminski has led Catalent as President and Chief Executive Officer since March 2009 and has served on the Board of Directors since February 2009. Mr. Chiminski brings to Catalent a diversified business background that includes lean manufacturing, supply chain, research and development, customer service, and global business management, with a focus on customers and growth. He joined Catalent after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE Healthcare, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. He served as a director of DJO Global, Inc. from March 2012 until October 2015. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master in Management degree from the Kellogg School of Management at Northwestern University.

Specific qualifications, experience, skills and expertise:

•	Substantial expertise in advising and managing companies in various segments of the healthcare industry
•	Significant experience overseeing the day-to-day business operations of a healthcare company
•	Extensive experience as a business leader in our industry
•	Experience serving on corporate boards

Chinh E. Chu

Age: 49

Mr. Chu has been a director since April 2007 and has served as Chair of our Board of Directors since August 2014. Since November 2015, he has been the Founder and a Senior Managing Director of CC Capital Management LLC, a private investment firm. Since April 2016, he has also been Co-Executive Chairman and a director of CF Corporation, a special purpose acquisition company that completed an initial public offering in May 2016. From January 2000 to November 2015, Mr. Chu was a Senior Managing Director in the Corporate Private Equity group of Blackstone. He led Blackstone’s investments in Stiefel Laboratories, Biomet, Alliant, Celanese, Nalco, Nycomed, LIFFE, Graham Packaging, Kronos, AlliedBarton, and Interstate Hotels. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisition Department. Mr. Chu received a B.S. in Finance from the University of Buffalo. He currently serves as a director of Stearns Mortgage and NCR Corporation.

CATALENT 2016 PROXY STATEMENT	15

Specific qualifications, experience, skills and expertise:

•	Substantial experience in mergers and acquisitions
•	Substantial experience serving as a director
•	Familiar with corporate finance and strategic business planning activities, particularly as they relate to highly leveraged companies like Catalent
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

Rolf Classon

Age: 71

Mr. Classon has been a director since August 2014. From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 and 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. From April 2005 to January 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc. and as Vice Chairman from March 2005 to April 2005. Mr. Classon also currently serves as Chairman of the Board of Directors of Hill-Rom Corporation, where he also served as interim chief executive officer from May 2005 until March 2006. Mr. Classon currently serves as Chairman of the Board of Directors of Tecan Group Ltd. and Sequanna Medical AG, and as a member of the Board of Directors of Fresenius Medical Care. Mr. Classon previously served as a director of Millipore Corporation from December 2005 until July 2010, Prometheus Laboratories Inc. from September 2004 until 2010, and Enzon Pharmaceuticals Inc. from January 1997 until 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg University School of Engineering and a Business Degree from Gothenburg University.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

Gregory T. Lucier

Age: 52

Mr. Lucier has been a director since April 2015. Mr. Lucier is the Chairman and Chief Executive Officer and a director of Nuvasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. Prior to joining Nuvasive, Inc. in March 2015, Mr. Lucier was Chairman and Chief Executive Officer

16	CATALENT 2016 PROXY STATEMENT

of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from April 2004 until it was acquired by Thermo Fisher Scientific Inc. in February 2014 and served as its Chief Executive Officer from May 2003 to April 2004. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier served as a director of Life Technologies Corporation from May 2003 to February 2014 and of Carefusion Corporation from August 2009 until its sale to Becton Dickinson and Company in March 2015. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

E. Bruce McEvoy

Age: 39

Mr. McEvoy has been a director since April 2007. Mr. McEvoy is a Senior Managing Director at Blackstone. Before joining Blackstone in 2006, Mr. McEvoy worked as an Associate at General Atlantic from 2002 to 2004, and was a consultant at McKinsey & Company from 1999 to 2002. Mr. McEvoy received an MBA from Harvard Business School in 2006. Mr. McEvoy currently serves as a Director of MB Aerospace, Performance Food Group, RGIS Inventory Specialists, Vivint Inc. and Vivint Solar, and is a term member of the Council on Foreign Relations.

Specific qualifications, experience, skills and expertise:

•	Substantial experience in owning and managing businesses
•	Substantial experience in mergers and acquisitions
•	Familiar with corporate finance and strategic business planning activities, particularly as they relate to highly leveraged companies like Catalent
•	Substantial expertise in advising and managing companies in various segments of the healthcare industry
•	Experience serving on corporate boards

Donald E. Morel, Jr., Ph.D.

Age: 59

Dr. Morel has been a director since November 2015. Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc. (“West”), a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005.

CATALENT 2016 PROXY STATEMENT	17

Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as a Chairman of the Board of Trustees of the Franklin Institute and is a Trustee of Lafayette College. Additionally, Dr. Morel has been a director of Integra Life Sciences Holdings Corporation since August 2013. Prior to that, he served as a director of Kensey Nash Corporation from 2010 until 2012. Dr. Morel obtained a Master of Science degree and a Ph.D. in Materials Science from Cornell University and a Bachelor of Science degree in Engineering from Lafayette College.

Specific qualifications, experience, skills and expertise:

•	Substantial experience and leadership in managing a life sciences business performing contract development and manufacturing services
•	Substantial experience serving on the boards of directors of public companies

Jack Stahl

Age: 63

Mr. Stahl has been a member of our Board of Directors since August 2014. Mr. Stahl was the President and Chief Executive Officer of Revlon, Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001. He also served in various management positions at Coca-Cola from 1979 prior to becoming President and Chief Operating Officer. Mr. Stahl currently serves on the boards of Delhaize Group, Advantage Sales & Marketing LLC, the Chairman of the Board of Managers of New Avon LLC and the U.S. Board of Advisors of CVC Capital. Additionally, Mr. Stahl formerly served on the boards of Coty Inc., Schering-Plough Corporation, Dr Pepper Snapple Group and Saks, Inc. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Accounting experience and experience preparing and analyzing complex corporate financial statements

18	CATALENT 2016 PROXY STATEMENT

CORPORATE GOVERNANCE

INTRODUCTION

We are and have been throughout fiscal 2016 in compliance with the following corporate governance standards:

•	A majority of our Board of Directors consists of “independent” directors as defined under the rules of the NYSE.
•	Our Nominating Committee, which selects or recommends all of our director nominees, is comprised solely of “independent” directors and operates under a written charter addressing its operation and responsibilities, including the nomination process.
•	Our Compensation Committee, which oversees the compensation of our executive officers and the performance of our CEO, is comprised solely of “independent” directors and operates under a written charter addressing its operation and responsibilities.
•	Our Audit Committee, which annually appoints our auditors, subject to ratification by our shareholders, and oversees our annual audit, is comprised solely of “independent” directors and operates under a written charter addressing its operation and responsibilities.
•	Our Board and each Committee annually conducts a performance self-evaluation overseen by our Nominating Committee.
•	Our Guidelines and Committee charters explicitly permit our Board and each Committee to hire their own consultants, legal counsel, and other committee advisors, and we must pay the cost of all such advisors.
•	Our Compensation Committee considers, when engaging compensation consultants, legal counsel, or other advisors, certain independence factors, including factors that examine the relationship between the consultant or advisor, or the consultant’s or advisor’s employer, and us.

Our commitment to good corporate governance is evidenced by the Guidelines. The Guidelines set forth the principles and practices that the Board of Directors will follow in carrying out its responsibilities. The Guidelines are available on our corporate website at http://investor.catalent.com/corporate-governance.

CATALENT 2016 PROXY STATEMENT	19

KEY CORPORATE GOVERNANCE FEATURES

Our key corporate governance features include the following:

Board Independence	●	Our Board of Directors has determined that 7 out of 10 of our directors are “independent” under the NYSE listing standards.
	●	Our CEO is the only member of management who serves as a director.
Board Committees	●	We have four Board committees—the Audit Committee, the Compensation Committee, the Nominating Committee, and the Quality and Regulatory Compliance Committee—each of which is composed entirely of independent directors.
	●	Each of our four Committees operates under a written charter and reports regularly to the Board of Directors concerning its activities.
Executive Sessions	●	Our Board of Directors holds regular executive sessions of non-management directors.
Board Oversight of Risk	●	Risk management is overseen by our Audit Committee.
	●	Our Compensation Committee reviews risks arising from our compensation practices so that those practices encourage management only to act in the best interests of our shareholders.
	●	Our Nominating Committee oversees risk associated with potential conflicts of interest as well as effectiveness of our Guidelines.
	●	Our Quality and Regulatory Compliance Committee focuses on risks arising out the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers.
Corporate Governance Guidelines	●	Our Board of Directors operates under the Guidelines, which define director qualification standards and appropriate governance.
Accountability	●	Our only authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have not issued any preferred stock.
Stock Ownership	●	Each non-employee director is required to own shares of our common stock in an amount equal to 5 times the non-employee director annual cash retainer.
	●	Guidelines adopted by our Compensation Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to 5 times his annual salary, and each of our other executive officers must own an amount equal to 2.5 times the officer’s salary.
Open Lines of Communication	●	Our Board of Directors promotes open and frank discussions with senior management.
	●	Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.
Self-Evaluation	●	Our Board of Directors and each of the Committees conduct annual self-evaluations.
Code of Ethics	●	Our Standards of Business Conduct, which, among other things, require compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.

20	CATALENT 2016 PROXY STATEMENT

THE BOARD AND COMMITTEES OF THE BOARD

We are governed by a Board of Directors that currently consists of ten directors divided into three classes: Class I (4 directors), Class II (3 directors) and Class III (3 directors). The Board of Directors has made determinations of independence with respect to 7 of our 10 directors. The Board of Directors provides overall direction to and oversight of our business. Each director serves for a staggered term of three years and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Each year, there is an election with respect to the class of directors whose terms are expiring.

The 4 committees established by the Board of Directors—the Audit Committee, the Compensation Committee, the Nominating Committee, and the Quality and Regulatory Compliance Committee (the “Quality Committee”)—each meet regularly. The Board of Directors has adopted written charters for each of the Committees, which are posted on our website at http://investor.catalent.com/corporate-governance.

The Quality Committee, formed in April 2016, is comprised entirely of independent directors and is governed by a Board-approved charter stating its functions. Under its charter, the Quality Committee reviews risks arising out of the food, drug and cosmetics regulations that govern our operations and our relationships with our customers.

COMMITTEE MEMBERSHIP AND FUNCTION

The following table lists each director’s Class and the Chair and current members of each of the Committees.

Director	Class	Current Term End Year	Determination of Independence?	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Quality and Regulatory Compliance Committee
John Chiminski	Class I	2018
E. Bruce McEvoy	Class I	2018
Donald E. Morel, Jr.	Class I	2018	YES		¡		●
Jack Stahl	Class I	2018	YES	●		¡
Melvin D. Booth	Class II	2016	YES	¡		●
J. Martin Carroll	Class II	2016	YES		¡		¡
James Quella	Class II	2016	YES		●		¡
Chinh E. Chu	Class III	2017
Rolf Classon	Class III	2017	YES	¡		¡
Gregory Lucier	Class III	2017	YES		¡

Key:    ● = Chair      ¡ = Member

CATALENT 2016 PROXY STATEMENT	21

PRIMARY RESPONSIBILITIES OF BOARD COMMITTEES

●	AUDIT COMMITTEE

The function and membership of the Audit Committee are as follows:

Function:

•	Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.
•	Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements.
•	Retains and reviews the qualifications, performance, and independence of our independent auditor.
•	Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.
•	Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.
•	Oversees our internal audit function.
•	Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•	Oversees compliance with our Standards of Business Conduct.
•	Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

Membership:

Jack Stahl – Chair

Melvin D. Booth

Rolf Classon

Our Board of Directors has determined that the Audit Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for audit committee members, and that Mr. Stahl, the Audit Committee Chair, and Messrs. Booth and Classon, each qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page 92.

●	COMPENSATION COMMITTEE

The function and membership of the Compensation Committee are as follows:

Function:

•	Establishes and reviews our overall compensation philosophy.
•	Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.

22	CATALENT 2016 PROXY STATEMENT

•	Reviews and approves, or recommends to the Board of Directors, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.
•	Reviews and recommends to the Board of Directors the compensation of directors.
•	Reviews all employment, severance, and termination agreements with our executive officers.
•	Reviews and approves, or recommends to the Board of Directors, our incentive-compensation plans and equity-based plans.
•	Oversees certain of our other benefit plans.
•	Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

The charter of the Compensation Committee permits the committee to delegate any of all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction. During fiscal 2016, the Compensation Committee delegated, non-exclusively, its authority to make awards to employees other than Section 16 officers under prescribed conditions, including the condition that no individual award exceeds $100,000 in value.

The section below entitled “Compensation Discussion and Analysis” (“CD&A”) includes a description of the Compensation Committee’s processes and procedures for the consideration and determination of director and executive compensation matters, including the roles of independent consultants and management in those processes and procedures. The Compensation Committee engaged its independent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise on executive compensation. As part of the process of setting executive compensation, FW Cook obtained information concerning the compensation of executives in our industry (see “Compensation Discussion and Analysis” below).

Membership:

James Quella – Chair

J. Martin Carroll

Gregory Lucier

Donald E. Morel, Jr.

Our Board of Directors has determined that the Compensation Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for compensation committee members. The Report on the Compensation Committee is included on page 71.

●	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The function and membership of the Nominating Committee are as follows:

Function:

•	Identifies and recommends nominees for election to the Board of Directors.
•	Reviews the composition and size of the Board of Directors.

CATALENT 2016 PROXY STATEMENT	23

•	Oversees an annual evaluation of the Board of Directors and each Committee.
•	Regularly reviews our corporate governance documents, including our corporate charter and bylaws and the Guidelines.
•	Recommends members of the Board of Directors to serve on the Committees.
•	Oversees and approves the management continuity planning process.

Membership:

Melvin D. Booth – Chair

Rolf Classon

Jack Stahl

Our Board of Directors has determined that the Nominating Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for nominating and corporate governance committee members.

●	QUALITY AND REGULATORY COMPLIANCE COMMITTEE

The Quality Committee was formed in April 2016. The function and membership of the Quality Committee are as follows:

Function:

•	Oversees and reviews our personnel, activities, processes and procedures that assures the quality of the products and services we deliver.
•	Oversees our quality and regulatory compliance programs with respect to legal and regulatory requirements.
•	Reports on significant audits, inspections and corrective and preventative actions on relative governmental investigations to the Board of Directors.
•	Oversees the implementation of our quality and regulatory compliance program.

Membership:

Donald E. Morel, Jr. – Chair

J. Martin Carroll

James Quella

Our Board of Directors has determined that the Quality Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for members of the Board of Directors.

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2016, our Board of Directors met 15 times and acted by unanimous written consent 2 times. Each director, with the exception of Mr. Chu, attended at least 75% of the aggregate number of meetings of our Board of Directors and the Committees on which each served during fiscal 2016. Mr. Chu attended 11 of the 15 meetings of our Board of Directors.

24	CATALENT 2016 PROXY STATEMENT

The Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2016:

Committee	Meetings	Consents
Audit Committee	5	2
Compensation Committee	9	1
Nominating Committee	4	1
Quality Committee(1)	0	0
(1)	The Quality Committee was formed in April 2016 and held its first meeting in July 2016, after the close of fiscal 2016.

We strongly encourage members of the Board of Directors to attend our Annual Meeting of Shareholders. All of our directors then serving attended our first Annual Meeting of Shareholders in October 2015.

DIRECTOR INDEPENDENCE

Under our Guidelines and the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. Throughout fiscal 2016, a majority of our directors has been determined to be independent under our Guidelines and the NYSE listing standards.

Mr. Chiminski serves on our Board of Directors, but, as our President and CEO, he cannot be deemed independent.

BOARD LEADERSHIP STRUCTURE

Our Guidelines, which can be found on our website at http://investor.catalent.com/corporate-governance, provide the Board of Directors flexibility in determining its leadership structure. Currently, Mr. Chiminski serves as our CEO and Mr. Chu serves as Chair of our Board of Directors. We believe that the separation of the Chair of our Board of Directors and the CEO positions is appropriate corporate governance for us at this time. Our Board of Directors believes that this structure encourages free and open dialogue. The Board Chair presides at all meetings of our shareholders and of the Board of Directors as a whole, including its executive sessions, and performs such other duties as may be designated in our bylaws or by the Board of Directors. The Board of Directors will continue periodically to evaluate our leadership structure and determine whether continuing the separate roles of CEO and Board Chair is in our best interest based on circumstances existing at the time.

INDEPENDENCE OF COMMITTEE MEMBERS

Our Board of Directors has determined that all current members of our Audit Committee, Compensation Committee, Nominating Committee, and Quality Committee are independent within the meaning of the NYSE listing standards and our Guidelines. The members of our Audit Committee and our Compensation Committee also satisfy the additional independence

CATALENT 2016 PROXY STATEMENT	25

requirements applicable to them as members of those Committees by the NYSE standards. There is no family relationship among our directors or with any of our executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Board of Directors has determined that the Compensation Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE listing standards for compensation committee members. No Compensation Committee member is our current or former employee or officer. There is no interlock with any other board or company.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole and through its Committees oversees our risk management. Members of senior management regularly report to the Board of Directors on areas of material risk. The Board of Directors regularly reviews information regarding our strategy, finances, liquidity, operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters. The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Nominating Committee oversees the management of risks associated with the independence of the Board of Directors. The Compensation Committee oversees risks relating to our compensation plans and arrangements. The Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers. Each Committee provides periodic reports to the full Board of Directors regarding their areas of responsibility and oversight. We do not believe there is any relationship between how the Board of Directors oversees management of our risks and its leadership structure.

DIRECTOR NOMINATION PROCESS

The Nominating Committee considers and recommends the annual slate of director nominees for approval by the Board of Directors. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election to the Board of Directors. In particular, the Nominating Committee considers the following when evaluating and selecting nominees: the candidate’s individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board of Directors.

26	CATALENT 2016 PROXY STATEMENT

Although the Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for the Board, the Board does not have a separate diversity policy. In identifying prospective director candidates, the Nominating Committee may seek referrals from other members of the Board, management, shareholders, and other sources. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

From time to time, we have engaged third-party search consultants to assist the Nominating Committee in identifying and/or evaluating candidates for our Board of Directors.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders or other interested parties wishing to communicate with our Board of Directors, any of our Committees, or any director individually may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or
•	By email to CorpSec@catalent.com.

Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

STANDARDS OF BUSINESS CONDUCT

Our Board of Directors and all of our employees, including our CEO and all other executive officers are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website under http://investor.catalent.com/corporate-governance. We will disclose on our website any future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person

CATALENT 2016 PROXY STATEMENT	27

must promptly disclose to the Board of Directors any related person transaction. No related person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The related person transaction approval policy was not in effect when we entered into the transactions and agreements with Blackstone prior to our IPO. Any transaction contemplated by such agreements has been deemed to be approved and not subject to the terms of this policy.

NO POST-IPO RELATED PERSON TRANSACTION

Since our IPO on July 30, 2014, we have not entered into any related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest. However, Mr. McEvoy, who is an executive of Blackstone, may be deemed to have an indirect interest in our existing transactions with Blackstone, which are summarized below.

TRANSACTIONS BETWEEN CATALENT AND BLACKSTONE

Equity Healthcare LLC

We participate in an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”). Equity Healthcare negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts and quality of service monitoring capability by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms for providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. In consideration for these services, we paid Equity Healthcare a fee of $3.00 and $2.80 per participating employee per month in fiscal 2016 and 2015, respectively. As of June 30, 2016, we had approximately 2,700 employees enrolled in our health benefit plans in the United States. Equity Healthcare is an affiliate of Blackstone.

Catalent, Inc. Stockholders Agreement

In connection with our IPO, we entered into a stockholders agreement with a Blackstone affiliate on August 5, 2014. This agreement grants the Blackstone parties the right to nominate to our Board of Directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board of Directors as long as Blackstone and its affiliates beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at

28	CATALENT 2016 PROXY STATEMENT

least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) at least 20% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at least 20% but less than 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that affiliates of Blackstone are entitled to nominate pursuant to the formula outlined above, any fractional amount will be rounded up to the nearest whole number (e.g., one and one-quarter directors shall equate to two directors) and the calculation would be made on a pro forma basis after taking into account any increase in the size of our Board of Directors.

In addition, in the event a vacancy on the Board of Directors is caused by the death, retirement, or resignation of a Blackstone director-designee, affiliates of Blackstone shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new Blackstone director-designee.

As of August 30, 2016, a Blackstone affiliate owned more than 5% but less than 20% of our outstanding shares of common stock, which are all of the shares entitled to vote generally in the election of our directors. On September 9, 2016, the affiliate sold its shares.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with certain affiliates of Blackstone and certain other investors and members of management, on August 5, 2014. This agreement provides to affiliates of Blackstone an unlimited number of “demand” registrations and to both affiliates of Blackstone and such other investors and members of management customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify Blackstone, its affiliates, and such other investors and members of management against certain liabilities that may arise under the Securities Act of 1933, as amended.

Underwriting Agreements

In connection with a secondary offering of our common stock demanded by Blackstone during fiscal 2016, we entered into an underwriting agreement with Blackstone, the other shareholders selling in the offerings, and the underwriter managing the offering setting forth the terms of the offering and making various representations to the underwriter regarding various facts and circumstances relating to the offering. The underwriting agreement required us to pay certain expenses relating to the offerings and to indemnify Blackstone, the other sellers, and the underwriter for the offering against liabilities arising from breaches of our representations and certain other matters relating to the offering.

CATALENT 2016 PROXY STATEMENT	29

Other

The private equity business of Blackstone owns interests in a variety of other companies, including Hilton Worldwide Holdings Inc. (Hilton hotels). From time to time, we engage in the ordinary course of business with companies affiliated with Blackstone.

30	CATALENT 2016 PROXY STATEMENT

EXECUTIVE OFFICERS

The following persons currently serve as our executive officers:

John Chiminski

Age: 52

President and Chief Executive Officer

Mr. Chiminski’s biography is set forth in the section on continuing directors.

Matthew Walsh

Age: 50

Executive Vice President and Chief Financial Officer

Mr. Walsh has served as our Executive Vice President and Chief Financial Officer since December 2012. Previously, Mr. Walsh served as our Senior Vice President and Chief Financial Officer since April 2008. Prior to joining us, from 2006-2008, Mr. Walsh served as President and Chief Financial Officer of Escala Group, Inc., a global collectibles network and precious metals trader. From 1996 through 2006, Mr. Walsh held positions of increasing responsibility in corporate development, accounting and finance at diversified industrial manufacturer GenTek, Inc., culminating in his appointment as Vice President and Chief Financial Officer. Prior to GenTek, he served in corporate development and other roles in banking and the chemicals industry. He currently is on the Board of Directors of and serves as Chairman of the Audit Committee for Multicolor Corporation. Mr. Walsh holds a B.S. in chemical engineering and an M.B.A. from Cornell University and is a CFA® charter holder.

William Downie

Age: 49

Senior Vice President, Global Sales & Marketing

Mr. Downie has served as Senior Vice President, Global Sales & Marketing since June 2010. Mr. Downie joined Catalent as Group President, Medication Delivery Solutions, and Senior Vice President, Global Sales & Marketing in October 2009. Prior to joining Catalent, Mr. Downie served as Vice President and Global Leader of Molecular Imaging at GE Healthcare. Before that, he held several executive positions in other GE Healthcare units, including Vice President and General Manager, Medical Diagnostics-Europe, Middle East and Africa, and Vice President of Sales for Medical Diagnostics-Europe. Prior to GE Healthcare, Mr. Downie was with Innovex UK Limited (part of Quintiles, Inc.), where he held several positions in operations and sales/marketing. Earlier in his career, he held leadership positions with Sanofi-Synthelabo UK; Sanofi-Winthrop Limited; and Merck & Co., Inc. Mr. Downie holds a B.S. degree in biochemistry from the University of Edinburgh.

CATALENT 2016 PROXY STATEMENT	31

Steven Fasman

Age: 54

Senior Vice President, General Counsel and Corporate Secretary

Mr. Fasman was named Senior Vice President, General Counsel and Corporate Secretary in October 2014, when he joined Catalent. Prior to joining Catalent, Mr. Fasman served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company. Before that, Mr. Fasman held various positions at MacAndrews & Forbes since 1992 of increasing responsibility. From 2008 through March 2014, Mr. Fasman also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., a holding company with interests in financial products, customer calling centers, staffing operations, educational software and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman holds a law degree from Yale University and an A.B. degree in mathematics from Princeton University.

Aristippos Gennadios, Ph.D.

Age: 51

President, Softgel Technologies

Dr. Gennadios has served as our President, Softgel Technologies since September 2013. Previously, Dr. Gennadios served as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations and leadership. He joined Catalent’s predecessor company, Cardinal Health, in 2002 and has held several key leadership posts within the softgel technologies business including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Rx Softgel and Consumer Health products. Dr. Gennadios holds a bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and his master’s degree in biological engineering from Clemson University. Dr. Gennadios holds a doctorate in engineering from the University of Nebraska and an M.B.A. from Wake Forest University.

Sharon Johnson

Age: 52

Senior Vice President, Quality, Product Development & Regulatory Affairs

Ms. Johnson has served as our Senior Vice President, Quality, Product Development & Regulatory Affairs since March 2015 and was Senior Vice President, Global Quality & Regulatory Affairs from August 2009 until March 2015. Prior to that, Ms. Johnson was Vice President of Quality for GE Healthcare, Medical Diagnostics in Buckinghamshire, England. Prior to GE, she was Quality Director for Baxter Healthcare’s Europe operations for four years. Before that, she was with Rhone Poulenc Rorer as Quality Manager for Sterile Products and Microbiology in Essex, England. Earlier in her career, Ms. Johnson held Quality and Microbiology positions with Berk Pharmaceuticals in East Sussex, England and Medicines

32	CATALENT 2016 PROXY STATEMENT

Testing Laboratory in Edinburgh, Scotland. Ms. Johnson holds a Post Graduate Diploma in Industrial Pharmaceutical Studies with Distinction from Brighton University and holds a B.S. Honours Degree in Biological Sciences/Microbiology from North East Surrey College of Technology.

Wetteny Joseph

Age: 44

President, Clinical Supply Services

Mr. Joseph is our President, Clinical Supply Services since October 2015. He joined the Company in 2008 as Vice President and Corporate Controller and led the finance function for the Company’s modified release technologies business beginning in 2012. He served as Vice President-Finance for the Company’s former Development and Clinical Services segment from 2013 to October 2015. Prior to joining the Company, Mr. Joseph held a variety of senior financial positions at HD Supply and Hughes Supply. He began his career at PricewaterhouseCoopers. Mr. Joseph holds M.S. and B.S. degrees in accounting from Florida Atlantic University.

Stephen Leonard

Age: 54

Senior Vice President of Global Operations

Mr. Leonard has served as our Senior Vice President of Global Operations since June 2009. Prior to that, Mr. Leonard was General Manager of Global Operations for GE Healthcare’s Medical Diagnostics business, responsible for more than 10 sites in Europe, Asia and the Americas. Earlier assignments in his 22 years at GE included a variety of leadership roles, with responsibility for areas such as plant management, global sourcing and supply chain, global product quality, and global operations. Mr. Leonard holds a B.S. degree in mechanical engineering from Drexel University. Mr. Leonard resigned as an officer on September 6, 2016.

Barry Littlejohns

Age: 50

President, Advanced Delivery Technologies

Mr. Littlejohns was named President, Advanced Delivery Technologies in July 2013. Previously, Mr. Littlejohns led Catalent’s Medication Delivery Solutions business from July 2011 to July 2013. Mr. Littlejohns has an extensive background in leading international life science businesses in both US and European organizations. He rejoined Catalent in 2013 after two years as Senior Vice President of Operations and Business Development at Danish biotechnology company Genmab A/S, where his responsibilities included strategic licensing and manufacturing oversight. Prior to Genmab, he served in a broad range of leadership roles at Catalent. These include Vice President of Global Business Operations, Vice President of Commercial Affairs for Medication Delivery Solutions, Vice President and General Manager of Injectables, and various financial, operational and leadership roles. He joined Catalent’s predecessor RP Scherer Corporation in 1989. Mr. Littlejohns holds a degree in business and finance from Swindon, UK.

CATALENT 2016 PROXY STATEMENT	33

Lance Miyamoto

Age: 61

Senior Vice President of Human Resources

Mr. Miyamoto was named Senior Vice President of Human Resources of Catalent in March 2011. Mr. Miyamoto has more than 25 years of experience in delivering HR systems including compensation and career structures that drive business results and growth. In addition to general HR expertise and organization development, he has experience leading in a global environment and has managed global company turnarounds, mergers and acquisitions. Prior to joining Catalent, he ran his own consulting business, and, prior to that, Mr. Miyamoto held a number of HR leadership roles in other companies, including Executive Vice President of Comverse Technology Inc. He also served as Executive Vice President of HR for AOL LLC, a division of Time Warner Inc., from 2004 to 2007. From 2001 to 2004, Mr. Miyamoto was Executive Vice President of HR for Lexis-Nexis. He was also a senior executive with Dun and Bradstreet with responsibility for performance development. Mr. Miyamoto is a graduate of Harvard University, and holds an M.B.A. from the Wharton School of the University of Pennsylvania, where he was a COGME (Council for Graduate Management Education) Fellow.

34	CATALENT 2016 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The table below shows how many shares of our common stock were owned as of August 25, 2016 by (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation table on page 73, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Road, Somerset, NJ 08873 and (b) sole voting and investment power over the shares, except as described below.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Blackstone(1)	17,100,705	13.71%
T. Rowe Price Associates, Inc.(2)	18,504,938	14.83%
FMR LLC(3)	14,597,087	11.70%
BlackRock, Inc.(4)	12,612,905	10.11%
The Vanguard Group(5)	6,614,685	5.30%
John Chiminski(6)(7)	621,912	*
Matthew Walsh(7)	98,162	*
William Downie(7)	38,634	*
Steven Fasman(7)	13,790	*
Stephen Leonard(7)	120,280	*
Melvin D. Booth(7)	61,820	*
J. Martin Carroll	6,928	*
Rolf Classon	11,070	*
Chinh E. Chu(8)	—	*
Gregory T. Lucier	23,068	*
Bruce McEvoy(9)	—	*
Donald E. Morel, Jr.	—	*
James Quella(7)	38,790	*
Jack Stahl	11,070	*
Directors and executive officers as a group (19 persons)(10)	1,465,900	1.18%
*	Represents less than 1%

(1)

Shares shown as beneficially owned by Blackstone were held directly by Blackstone Healthcare Partners L.L.C. Blackstone Capital Partners V L.P. is the managing member of Blackstone Healthcare Partners L.L.C. Blackstone Management Associates V L.L.C. (“BMA”) is the general partner of Blackstone Capital Partners V L.P. BMA V L.L.C.

CATALENT 2016 PROXY STATEMENT	35

is the sole member of BMA. Blackstone Holdings III L.P. is the managing member and majority in interest owner of BMA V L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group L.P. is the sole member of Blackstone Holdings III GP Management L.L.C. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of Blackstone Capital Partners V L.P., BMA, BMA V L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C., Mr. Schwarzman, Mr. Chu and Mr. McEvoy disclaims beneficial ownership of the shares of our common stock directly held by Blackstone Healthcare Partners L.L.C. Mr. McEvoy, our director, is an employee of affiliates of Blackstone. Mr. Chu, a director and the Chairman of our Board of Directors, was an employee of affiliates of Blackstone until November 2015. The address of each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154. The Blackstone shareholder affiliate sold its shares on September 9, 2016.

(2)	Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 10, 2016, in which T. Rowe Price Associates, Inc. reported that it and its affiliates have sole voting power over 4,477,702 shares and sole dispositive power over 18,504,938 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on July 11, 2016, in which FMR LLC reported that it and its affiliates have sole voting power over 1,848,460 shares and sole dispositive power over 14,597,087 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on January 8, 2016, in which BlackRock, Inc. reported that it has sole voting power over 12,426,751 shares and sole dispositive power over 12,612,905 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(5)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 10, 2016, in which The Vanguard Group reported that it and its affiliates have sole voting power over 191,662 shares and an aggregate sole dispositive power over 6,614,685 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)	Does not include 50,480 vested non-voting restricted stock units, none of which Mr. Chiminski has the right to have settled in shares of our common stock within 60 days after August 25, 2016.

(7)	The number of shares beneficially owned includes shares of common stock issuable upon exercise of options that are currently exercisable and/or will be exercisable within 60 days after August 25, 2016, as follows: Mr. Chiminski (435,405), Mr. Walsh (20,384), Mr. Downie (20,413), Mr. Fasman (13,790), Mr. Leonard (75,750), Mr. Quella (27,720) and Mr. Booth (50,750).

(8)	Mr. Chu was a Senior Managing Director of Blackstone until November 2015 and is a Blackstone-designated director of our company. In his capacity as a designee of Blackstone, Mr. Chu disclaims beneficial ownership of any shares owned directly or indirectly by Blackstone. Mr. Chu’s current address is c/o CC Capital Management, LLC, 475 Park Avenue South, New York, NY 10016.

(9)	Mr. McEvoy is a Senior Managing Director of Blackstone. Mr. McEvoy disclaims beneficial ownership of any shares owned directly or indirectly by Blackstone. Mr. McEvoy’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(10)	Includes 1,018,492 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after August 25, 2016. Due to the resignation of Mr. Leonard on September 6, 2016, the number of shares beneficially owned by directors and executive officers as a group (now consisting of 18 persons) dropped to 1,345,620, which includes 942,742 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after August 25, 2016.

36	CATALENT 2016 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our shares of common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports required to be filed under Section 16(a) during fiscal 2016 were timely filed.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of June 30, 2016 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(4)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	2,117,479	$24.70	4,546,582
Equity compensation plans not approved by security holders(2)	3,482,251	$15.14	1,223,337	(5)

(1)	The amounts set forth in this row relate to grants under the Catalent, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by a majority shareholder prior to our IPO.
(2)	The Board of Directors approved the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Pre-IPO Stock Plan”) on May 7, 2007, and it was amended on September 8, 2010 and June 25, 2013, all prior to our IPO (“PTS Holdings Corp.” is a former name of Catalent, Inc.).
(3)	All awards under the Pre-IPO Stock Plan were stock options, except for 260,480 restricted stock units (“RSUs”) granted to Mr. Chiminski and 64,400 RSUs granted to Mr. Walsh. As of June 30, 2016, only 50,480 vested and unsettled RSUs granted to Mr. Chiminski on September 16, 2011, and zero RSUs granted to Mr. Walsh, remain outstanding.
(4)	The weighted-average exercise price does not take into account RSU and performance share unit awards, which by their nature do not have an exercise price.
(5)	The amount reported consists of shares of our common stock issuable under the Pre-IPO Stock Plan, including non-qualified stock options, RSU, and other equity-based awards. We do not plan to issue any more awards under the Pre-IPO Stock Plan.

CATALENT 2016 PROXY STATEMENT	37

DIRECTOR COMPENSATION

We provide competitive compensation to our non-employee directors (except for directors designated by Blackstone during fiscal 2016) to attract and retain qualified directors. The principal elements of our non-employee director compensation are an annual cash retainer, eligibility for an annual equity award consisting of restricted stock units, and additional cash fees for Committee Chairs and Audit Committee members. Our directors who are employed by us or designated by Blackstone receive no compensation or equity award for service as a director or Committee chair or member.

ANNUAL CASH RETAINER

Each non-employee director (except for directors designated by Blackstone) receives an annual cash retainer of $100,000 for services as a director. Directors do not receive meeting attendance fees, but each of our directors is reimbursed for the out-of-pocket expenses the director incurs in connection with the director’s service. Non-employee directors who are newly appointed or elected to the Board of Directors during the year receive an annual cash retainer that is prorated from the effective date of appointment or election to the end of the then-current fiscal year.

EQUITY-BASED COMPENSATION

Each non-employee director (except for directors designated by Blackstone) is eligible for an annual grant in the form of restricted stock units in respect of shares our common stock with a total grant date fair value equal to $140,000, with any fractional shares rounded down to the nearest whole share. The grant date fair value is equal to the closing sales price of our common stock as reported on the NYSE on the date of grant. Ownership of the restricted stock units vests on the first anniversary of the grant date, subject to accelerated vesting upon a change of control; provided that the director has not terminated service on or prior to the first anniversary. Non-employee directors who are newly appointed or elected to the Board of Directors receive a restricted stock unit grant that is prorated from the effective date of appointment or election to the end of the then-current fiscal year.

COMMITTEE CHAIR/MEMBER FEES

In addition to the compensation just described, we pay an annual cash fee to the Chair of the Audit Committee of $15,000 and $10,000 to each of the other Audit Committee members. We similarly pay an annual cash fee to the Chair of each of the Compensation, Nominating and Quality Committees of $10,000, but no additional fee to the other members of those Committees.

DIRECTOR STOCK OWNERSHIP

Under our stock ownership policy for directors, each of our non-employee directors (other than a director employed by Blackstone) is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings includes

38	CATALENT 2016 PROXY STATEMENT

shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards and shares held under a deferral or similar plan. Each such non-employee director is required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of shares used to satisfy applicable tax withholding obligation, if any) until the required ownership level is met. All of our directors complied with the retention provisions of this policy throughout fiscal 2016 and through the printing of this Proxy Statement.

DEFERRED COMPENSATION PLAN

Under the amended and restated Catalent Pharma Solutions, Inc. Deferred Compensation Plan (the “Deferral Plan”), effective January 1, 2016, our directors may separately elect any portion of their cash fees and up to 100% of RSU awards on a pre-tax basis by making appropriate elections in the calendar year prior to the year in which the services giving rise to such compensation being deferred is rendered.

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives we make available from time to time. Participants select the investment alternatives in which they want their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to change the investment elections for their accounts on a daily basis.

Participants in the Deferral Plan may elect from a variety of forms of payout under the plan, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

CATALENT 2016 PROXY STATEMENT	39

The six-month rate of return as of June 30, 2016 for the offered funds was as follows:

Newport Group (January 1, 2016 through June 30, 2016)
Name of Investment Fund	6-Month Rate of Return % (as of 6/30/16)	Name of Investment Fund	6-Month Rate of Return % (as of 6/30/16)
Model Portfolio - Conservative	3.05%	PIMCO VIT Total Return Admin	4.19%
Model Portfolio - Moderate/Conservative	2.85%	DFA VA US Targeted Value	3.60%
Model Portfolio - Moderate	2.88%	Fidelity VIP Index 500 Initial	3.79%
Model Portfolio - Moderate/Aggressive	2.77%	T. Rowe Price Blue Chip Growth	-5.82%
Model Portfolio - Aggressive	2.31%	Vanguard VIF Mid Cap Index	3.48%
Templeton Global Bond VIP	-1.69%	Vanguard VIF Small Company Growth Inv	1.20%
Nationwide VIT Money Market	0.02%	Vanguard VIF REIT Index	13.42%
BlackRock High Yield	5.83%	American Funds IS International 2	-1.18%
Vanguard VIF Equity Income	7.67%	Nationwide Fixed Rate Account	1.59%
PIMCO VIT Real Return Admin	6.14%	Catalent Company Stock	-8.15%
Vanguard VIF Total Bond Market Index	5.43%

DIRECTOR COMPENSATION FOR FISCAL 2016

For fiscal 2016, our directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Melvin D. Booth	120,000	139,995	—	259,995
J. Martin Carroll(4)	92,623	129,663	—	222,286
Rolf Classon(5)	110,000	139,995	—	249,995
Gregory T. Lucier	110,000	139,995	—	249,995
Donald E. Morel, Jr.(6)	64,864	88,366	—	153,230
James Quella	110,000	139,995	—	249,995
Jack Stahl	115,000	139,995	—	254,995

(1)	Messrs. Chiminski, Chu and McEvoy did not receive any compensation as directors during fiscal 2016. Mr. Chiminski received compensation during fiscal 2016 as our employee, and his compensation is reported in this Proxy Statement in the executive compensation tables. Messrs. Chu and McEvoy received no compensation because they were designees of Blackstone during fiscal 2016.
(2)	All stock awards are in the form of RSUs. The method for determining the number of RSUs to award and the grant date fair value of those units is set forth in the subsection above entitled “Equity-Based Compensation.” Messrs. Booth, Classon, Lucier, Quella and Stahl each have unvested RSUs with respect to 4,241 shares of our common stock as of June 30, 2016. Mr. Carroll has unvested RSUs with respect to 3,928 shares of our common stock and Dr. Morel has unvested RSUs with respect to 3,204 shares of our common stock, both as of June 30, 2016. See notes 4 and 6 below.
(3)	Our directors are not eligible for any award of stock options or forms of equity other than RSUs. They also do not receive any non-equity incentive plan compensation or participate in our pension or other retirement arrangements. As of June 30, 2016, Messrs. Booth and Quella have options with respect to 50,750 and 46,200 shares of our common stock, respectively, which they received prior to our IPO.

40	CATALENT 2016 PROXY STATEMENT

(4)	Mr. Carroll’s cash retainer and RSU award were each prorated because Mr. Carroll joined our Board of Directors on July 28, 2015.
(5)	Effective January 1, 2016, Mr. Classon elected to defer 50% of his annual cash retainer under the Deferral Plan.
(6)	Dr. Morel’s cash retainer and RSU award were each prorated because Dr. Morel joined our Board of Directors on November 13, 2015.

CATALENT 2016 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation Committee of our Board of Directors during our most recently completed fiscal year, which ended on June 30, 2016, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership so that they will act to increase shareholder value and to align the interests of our leadership with those of our shareholders on an annual and long-term basis.

In accordance with SEC rules and regulations, this CD&A also discusses the elements of our executive compensation program during the fiscal year ended June 30, 2016 for our President and Chief Executive Officer (the “CEO”), our Executive Vice President and Chief Financial Officer and our other three most highly compensated executive officers (these five officers collectively are our Named Executive Officers). In 2016, our NEOs were:

EXECUTIVE	TITLE
John Chiminski	President and CEO
Matthew Walsh	Executive Vice President and Chief Financial Officer
William Downie	Senior Vice President, Global Sales and Marketing
Steven Fasman	Senior Vice President, General Counsel & Corporate Secretary
Stephen Leonard	Senior Vice President, Global Operations

EXECUTIVE SUMMARY

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership team. We believe that attracting and retaining superior talent is a key to delivering shareholder returns, and that a competitive compensation program supports this. Therefore, our executive compensation package ties a significant portion of executive pay to performance.

The following is a summary of important aspects of our executive compensation program discussed later in this CD&A.

•	Balanced mix of pay components and incentives. Our compensation program targets a market-based mix of cash and equity compensation, and of short- and long-term incentives. The principal elements of our program are salary, performance-based cash bonus and long-term equity awards.

42	CATALENT 2016 PROXY STATEMENT

•	Pay for Performance. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 82% of the total direct compensation of our CEO in 2016 was variable or performance-based.
•	Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.
•	Pledging and Hedging. Our executives are prohibited from pledging our shares or hedging against the economic risk of such ownership.
•	Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant to assist it in designing our compensation program and making compensation decisions as we seek to align with best practices.
•	Claw-Back/Forfeiture Provisions. The terms of our annual performance bonus awards and long-term, equity-based awards allow us in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized on the vesting or exercise of such awards.
•	Compensation Peer Group. The Compensation Committee uses a group of peer companies, selected with the assistance of its independent compensation consultant, FW Cook, to benchmark its pay levels and benefit packages. (In April 2016, the group was updated, as described below.)
•	Shareholder, Say-on-Pay. At the 2015 Annual Meeting, our shareholders voted 99.8% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a pay for performance philosophy. In fiscal 2016, the Compensation Committee took into account the outcome of the shareholder advisory vote on fiscal 2015 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Based on the level of support, the Compensation Committee did not see a need for substantive changes to our compensation program.

OVERVIEW OF 2016 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION

2016 BUSINESS PERFORMANCE

Please note: Further information concerning the non-GAAP performance measures discussed in this section, including information concerning reconciliations between these measures and the most directly comparable U.S. GAAP-based measures, may be found in the footnotes set forth on page 2 of this Proxy Statement and in Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

For fiscal 2016, we delivered another strong year from a revenue perspective recording revenue growth of 6% in constant currency compared to the prior fiscal year, with growth across all three of our reporting segments. Softgel Technologies, our core long-cycle segment, grew revenue 7% at constant currency, with particular strength across the consumer health

CATALENT 2016 PROXY STATEMENT	43

side of the business. We also recorded constant currency revenue growth of 4% in our Drug Delivery Solutions segment, which includes our modified release offerings, our sterile offerings and our fast-growing biologics business. Our short-cycle Clinical Supply Services segment grew revenue by 10% in constant currency, and continues to be one of the fastest growing businesses in the portfolio.

Fiscal 2016 was a challenging year for our Company from a profitability perspective primarily driven by the aforementioned temporary suspension of operations at our Softgel facility in Beinheim, France, which occurred between November 2015 and April 2016. The financial impact of such suspension on our fiscal year 2016 adjusted EBITDA was approximately $35 million.

Listed below are some highlights of our fiscal 2016 performance relevant to executive compensation:

•	Revenue grew 6% on a constant currency basis with all reporting segments recording revenue growth of 4% or greater on the same basis
•	Achieved Adjusted EBITDA of $401.2 million, which would have been $422.0 million in constant currency
•	Recorded a net leverage ratio to 4.3x, and an interest coverage ratio of 4.5x
•	Generated a shareholder return of 12% for those who invested at the IPO
•	Executed a secondary offering of common stock on behalf of our initial private equity shareholders, which introduced an additional 10 million shares to public market investors
•	Continued to reinvest a significant portion of our free cash flow in attractive, strategic, growth-driving assets

2016 COMPENSATION HIGHLIGHTS

As discussed above, in 2016, we delivered a strong year from a revenue perspective in view of the temporary suspension of operations at our Softgel facility in Beinheim, France. The Compensation Committee determined that our CEO partially met his individual goals for 2016 and each of our other NEOs met or exceeded their respective individual goals for 2016. In addition, the Compensation Committee recognized the dedication of the CEO and each of our other NEOs in working with the local regulatory agency in France to take the necessary steps in order to have the suspension of operations lifted and to restore our services to our customers. In April 2016, operations were restored at our Beinheim Softgel facility.

Executive Pay Mix for 2016

As shown in the charts below, the majority of total direct compensation for our CEO and other NEOs during 2016 consisted of variable pay elements—specifically, the short-term incentive bonus award and long-term, equity-based compensation. The Compensation Committee believes this allocation aligns with our compensation philosophy of motivating our CEO and other NEOs to achieve our performance objectives in the short term and to grow the business to create value for our shareholders in the long term. In addition, at the 2015 Annual Meeting,

44	CATALENT 2016 PROXY STATEMENT

our shareholders voted 99.8% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a pay for performance philosophy.

These charts do not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table in this Proxy Statement.

CEO 2016 Compensation Overview

Employment Agreement

Mr. Chiminski, our CEO, entered into a three-year employment agreement in October 2014, replacing an earlier agreement. The October 2014 employment agreement aligned Mr. Chiminski’s compensation with comparable CEOs in the executive compensation benchmarking peer group that we used during fiscal 2015 (this group is discussed further below). Mr. Chiminski’s total compensation consists of salary, an annual cash bonus, long-term equity incentives and the right to participate in benefit programs generally available to executives. The employment agreement with Mr. Chiminski is discussed in detail in “Executive Agreements.”

Salary

On October 22, 2014, Mr. Chiminski’s base salary was increased to $975,000. His salary did not increase during fiscal 2016.

Bonus

Mr. Chiminski received a $1,053,750 cash bonus in 2016 under the terms of our Management Incentive Plan (the “MIP”), which is our incentive-based annual cash bonus plan for our

CATALENT 2016 PROXY STATEMENT	45

senior executives, including our NEOs. His MIP award was based on the annual cash bonus opportunity target set in his employment agreement. The target for 2016 was $1,500,000 (with a maximum payment opportunity of $2,000,000).

Our revenue, computed at the foreign exchange rates we use internally when budgeting and measuring performance against budget (our “Budget-Based Revenue”), and Adjusted EBITDA, computed at the same rates (our “Budget-Based EBITDA”), in fiscal 2016 resulted in 72.5% achievement against the business performance targets that determined 70% of the MIP bonus for Mr. Chiminski and all other senior executives. The Compensation Committee determined the remaining 30% of his MIP based on his individual achievements. (Budget-Based Revenue and Budget-Based EBITDA, financial measures used by us in calculating incentive compensation awards, are non-GAAP measures. For an explanation of how we derive these measures and reconciliations to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.)

Mr. Chiminski’s MIP award was equal to 70.25% of his target opportunity. The Compensation Committee believes that his 2016 MIP compensation appropriately reflected our financial performance for the year and his individual contributions as our CEO.

Long-Term Incentive Award

During fiscal 2016, Mr. Chiminski, along with our other NEOs, received long-term incentive compensation awards as part of our long-term incentive plan (the “LTIP”) for the 2016-18 performance periods. Those awards are discussed in detail below.

46	CATALENT 2016 PROXY STATEMENT

Total Direct Compensation

The chart below shows Mr. Chiminski’s total direct compensation for the fiscal year 2015 and 2016 and is comprised of salary, MIP and LTIP. This chart does not include other compensation, pension values and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table. The chart assumes that his long-term incentive compensation will pay out at target, and the actual amounts paid could be higher or lower (for further information on our long-term incentive plan, see the section entitled “Compensation Determinations for 2016—Long Term Incentive Awards”).

Executive Agreements

As discussed in more detail later in this CD&A, we are party to agreements with our NEOs to attract and retain these executives. The agreements with Messrs. Chiminski and Walsh are employment agreements that define the nature of each officer’s employment, compensation and benefits, including certain compensation and benefits following termination, and restrictive covenants. Mr. Downie, Mr. Fasman, and Mr. Leonard have offer letters that set forth the nature of each executive’s employment, compensation, and benefits, and Mr. Downie also has a relocation agreement because Mr. Downie formerly worked from and still frequently visits our corporate offices in New Jersey even though his primary residence is in the U.K.

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OUR EXECUTIVE COMPENSATION PROGRAM

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation philosophy is designed to tie executive compensation to the successful execution of our overall business goals and adherence to our core values that best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end. We believe that each element of our program supports the achievement of our compensation philosophy.

COMPENSATION PHILOSOPHY

Our executive compensation program is guided by the following philosophies:

•	Competitive compensation. Provide a competitive compensation package that enables us to attract, motivate, retain, and reward superior executive talent.

•	Linking compensation to performance. Foster a pay-for-performance philosophy by tying a significant portion of pay to financial and other goals that support the creation of sustainable long-term shareholder value.

•	Alignment with shareholder interests. Align our executives’ interests with our shareholders’ through equity compensation and share retention guidelines.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Cash Compensation
Base Salary	Fixed cash compensation that is based on performance, scope of responsibilities, experience and competitive pay practices.	• Attract, motivate, and retain superior talent. • Provide a fixed, baseline level of compensation. • Annual increase based on market positioning and individual performance.
Cash Bonus Opportunity: Management Incentive Plan (our “MIP”)	Annual cash payment tied to our overall financial results and a set of individually selected financial and/or strategic performance objectives.	• Variable pay for short-term achievement of financial results and individual goals. • For 2016, 70% based on financial results and 30% based on individual goals.

48	CATALENT 2016 PROXY STATEMENT

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Long-Term Incentive
Long-Term Equity Incentive Awards

Our Omnibus Plan permits the award of the following types of long-term incentive:

•  Incentive Stock Option (ISO)

•  Nonqualified Stock Option (NQSO)*

•  Stock Appreciation Right (SAR)

•  Restricted Stock (RS)

•  Restricted Stock Unit (RSUs and PSUs)*

•  Other Stock-Based Award

•  Performance Compensation Award (cash)

*  Actually awarded to at least one of our NEOs

•  Align compensation with the creation of shareholder value and achievement of business goals.

•  Increase equity ownership by executives

•  Promote executive retention and achievement of long-term performance objectives.

•  Reward absolute and relative stock price increases over a multi-year period.

Retirement
U.S. Savings Plan	A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code limits, and receive a partial employer company matching contribution.	Attract, motivate, and retain superior talent.
U.K. Retirement Plan	A defined contribution retirement plan open only to U.K. participants, which also permits a partial employer match on contributions.	Attract, motivate, and retain superior talent.
Deferred Compensation Plan

A non-qualified deferred compensation plan for qualifying U.S. employees that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

Prior to 2016, the plan allowed NEOs and certain other executives to defer up to 20% of base salary and 100% of cash bonus in addition to the amounts allowed to be contributed in the U.S. Savings Plan. For 2016, the plan allowed NEOs and certain other executives to defer up to 80% of total cash compensation, as well as restricted stock units received under our long-term equity incentive plan, to receive matching contributions equal to 50% of the first 6% of compensation deferred, and to invest amounts deferred in a variety of investment options.

Attract, motivate, and retain superior talent.

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COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Severance
Executive Severance and Change-in-Control Benefits

Severance benefits provided to NEOs and certain other executives upon involuntary termination of employment without cause, or upon a “good reason” termination by the executive.

Equity grants permit vesting if employment is terminated following a change in control.

• Attract, motivate, and retain superior talent. • Facilitates recruitment and retention of executives by providing income security in the event of involuntary job loss.

THE COMPENSATION PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and other executive officers, including our Named Executive Officers. Management typically formulates the initial proposal concerning a new aspect of executive compensation, including proposing salary levels and the form and content of various compensation programs, including incentive compensation programs and benefit programs such as healthcare and retirement programs. All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained a third-party consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation proposals using available market data and trends. In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2016 conducted its annual independence assessment of FW Cook and concluded that FW Cook remains independent of management.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	reviewing and approving our overall compensation philosophy;
•	overseeing the administration of related compensation and benefit programs, policies, and practices;
•	reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;
•	evaluating the performance of the CEO against performance goals and objectives approved by the Board of Directors; and
•	approving the performance goals, evaluating the performance, and approving the compensation of our executive officers.

50	CATALENT 2016 PROXY STATEMENT

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates and reviews pay components and the overall structure of our executive compensation program and makes compensation decisions. Among these factors are survey data, scoped to focus on companies in our industry with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” During fiscal 2016, the Compensation Committee used a comparison group recommended by management with input from FW Cook based on, among other things, similarities in our line of business, revenue, earnings, estimated enterprise value and number of employees. The Committee believed that reference to the Comparison Group was appropriate when reviewing our compensation program during fiscal 2016 because it believed that this group may have competed with us for executive talent. The companies in the Comparison Group used until April 2016 are:

•     CareFusion Corporation

•     The Cooper Companies, Inc.

•     Haemonetics Corporation

•     Impax Laboratories, Inc.

•     PAREXEL International Corporation

•     Perrigo Corporation

•     West Pharmaceutical Services, Inc.

• Charles River Laboratories International, Inc. • Covance, Inc. • Hospira, Inc. • Mettler-Toledo International Inc. • PerkinElmer, Inc. • STERIS Corporation

In April 2016, the Committee used the same process to update the Comparison Group, which now consists of:

•     Align Technology, Inc.

•     Charles River Laboratories International, Inc.

•     C.R. Bard, Inc.

•     Hill-Rom Holdings, Inc.

•     ICON plc

•     INC Research Holdings, Inc.

•     Mettler-Toledo International Inc.

•     PerkinElmer, Inc.

•     STERIS plc

•     West Pharmaceutical Services, Inc.

•     Bio-Rad Laboratories, Inc.

•     The Cooper Companies, Inc.

•     Haemonetics Corporation

•     Horizon Pharma plc

•     Impax Laboratories, Inc.

•     Mallinckrodt plc

•     PAREXEL International Corporation

•     Quintiles Transnational Holdings Inc.

•     United Therapeutics Corporation

The Compensation Committee attempts to set the compensation of our executive officers at levels that are generally in the range of the median of the Comparison Group, with deviations

CATALENT 2016 PROXY STATEMENT	51

as appropriate based on individual factors, including tenure, proficiency in role, and criticality to our performance. The Compensation Committee reviews the range of salary and annual and long-term cash and equity compensation (and the combined total of these elements) of persons holding the same or similar positions at the Comparison Group, based on the most recent market data available. The Compensation Committee then generally seeks to approve compensation elements for our NEOs within a competitive range, assuming payout of performance-based compensation at target. Our executives’ actual compensation may vary from the target amounts set by the Compensation Committee based on our overall performance and the individual’s own performance, as reflected through annual incentive payouts and value realized on vesting and exercise of stock-based, long-term incentive awards.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

Subject to certain limitations and terms, section 162(m) of the Internal Revenue Code and its implementing regulations provide that we may not deduct compensation of more than $1,000,000 paid in any year to our CEO or certain other employees unless certain criteria are met concerning the terms of the compensation and the processes adopted by us to approve the compensation and the forms of payment. Among other things, these rules require that deductible compensation in excess of the limit be approved by a sufficiently disinterested group of directors and that the material terms governing payment be disclosed to and approved by shareholders. We are currently subject to a transitional period, during which the restrictions in these rules do not apply to us, because we only became a publicly traded company upon our IPO on July 30, 2014. We have chosen to rely on our transitional status for compliance with section 162(m), and we also reserve the right to pay compensation in appropriate cases that may not qualify for deduction in whole or in part under these rules.

COMPENSATION DETERMINATIONS FOR 2016

For fiscal 2016, our compensation paid to our NEOs consisted of the following elements: base salary, short-term incentive pay in the form of participation in the MIP, the opportunity to obtain long-term incentive compensation awards, and the opportunity to participate in certain benefit programs and other perquisites.

We generally review the base salary and other incentive compensation target amounts of our executive officers other than our CEO, including our non-CEO NEOs, every 18 months. Compensation for each of Mr. Chiminski and Mr. Walsh is governed in part by his respective employment agreement.

BASE SALARY

Base salary is the principal fixed component of the target total direct compensation of our CEO and other NEOs, and is determined by considering the executive’s job responsibilities, Comparison Group data, and the individual’s performance and contributions. The Compensation Committee has adopted a practice of reviewing the salaries of our NEOs every 18 months, based on the date of employment.

52	CATALENT 2016 PROXY STATEMENT

Mr. Chiminski’s base salary for 2016 remained at $975,000. Following their respective 18-month reviews during fiscal 2016, Mr. Walsh and Mr. Leonard received a 3.8% and 5.2% increase in base salary, respectively, after taking into account their individual performances and the salary level following the increase in comparison to finance and operations personnel, respectively, in our Comparison Group. Mr. Fasman received a base salary increase of 10% at his 18-month review during fiscal 2016, reflecting his performance, leadership, and outstanding management of Catalent’s corporate governance, legal, and compliance operations. Mr. Downie’s base salary will be reviewed in fiscal 2017.

MANAGEMENT INCENTIVE PLAN

Summary

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. MIP participation is extended to a broad group of our executives that includes our Named Executive Officers. For fiscal 2016, 70% of all MIP target payouts were based on business goals and 30% were based on individual goals. The Compensation Committee selects the overall business goals for the MIP from among the corporate financial and strategic growth objectives set each year by our Board of Directors. The individual goals for each of our NEOs other than our CEO are set jointly by that NEO and the CEO, and the individual goals for our CEO are set jointly by our CEO and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

A graphical summary of how we calculate payment under our MIP is set forth in the chart labeled “MIP Calculation Summary for Fiscal 2016” at the end of this section.

Performance Targets

For fiscal 2016, the Compensation Committee based 25% of the business goals for our MIP on achievement of our Budget-Based Revenue goal and 75% on achievement of our Budget-Based EBITDA goal. The Compensation Committee used these financial measures because (a) it believes that they are important indicators of increasing value and growth, (b) they are the primary measures by which we set and measure performance for the fiscal year, (c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and (d) they are widely used measures of overall financial performance. The Compensation Committee believes that (x) using a weighted combination of these two measures provides a balanced set of business performance targets that focus on growth and profitability, (y) the performance targets provide a reasonably achievable, but challenging set of goals for our NEOs and other MIP participants, and (z) tying the NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

CATALENT 2016 PROXY STATEMENT	53

Funding For, and Payment of, MIP Awards

Achievement at the levels of our performance targets results in payment of the business-goal portion of the MIP award at 100% of the participant’s target amount. For fiscal 2016, lesser amounts were payable for achievement between 90% and 100% of targeted performance, with 90% achievement entitling the participant to 50% of the participant’s target amount. Similarly, more was payable for greater achievement, with 187.5% of the target amount payable at the maximum of 115% of performance. Achievement under 90% can result in a payment under our MIP only in the Compensation Committee’s sole discretion. Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual portion of the MIP award between 0% and 150% of the target amount. The target amount for each participant in our MIP, including each of our NEOs, is based either on a fixed sum or a percentage of the NEO’s base salary and is approved by the Compensation Committee. For fiscal 2016, the business goals were collectively weighted at 70% of the total payout, and the individual goals were weighted at 30%. Thus, the maximum payout under our MIP is 176.25% of each executive target opportunity (187.5% x 70%, plus 150% x 30%), although Mr. Chiminski’s MIP award is further capped at a maximum of $2.0 million under his October 2014 employment agreement. The Compensation Committee approves the funding for our MIP based on the minimum, target and maximum payouts.

MIP Awards

The business performance goals and achievement level for fiscal 2016 are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates):

Performance Measure	2016 Threshold Performance (for 50% Payout)	2016 Target Performance (for 100% Payout)	2016 Maximum Performance (for 187.5% Payout)	2016 Actual Performance
Budget-Based Revenue	1,663	1,848	2,125	1,881
Budget-Based EBITDA	401	446	513	410

The CEO, together with the Senior Vice President, Human Resources, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on the individual’s fiscal 2016 goals and objectives. (The CEO alone evaluated the Senior Vice President, Human Resources.) After combining the individual performance metric with the business performance metrics as set forth above, management determined a recommended MIP award for each executive officer, which they presented to the Compensation Committee. In approving MIP awards for the other NEOs, the Compensation Committee considered our financial performance in 2016 and the individual assessment of performance and accomplishments relative to the 2016 goals and objectives. The CEO also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award, based

54	CATALENT 2016 PROXY STATEMENT

on his 2016 goals and objectives in the areas of revenue and strategic growth initiatives, integration excellence and inorganic growth, CEO strategic leadership and organizational vitality, cash management and margin initiatives, and operational excellence/quality compliance. The Compensation Committee did not assign weights in considering these areas, but took account of the differing levels of focus in each area as the year progressed.

In August 2016, the Compensation Committee determined the amount of the fiscal 2016 MIP award for each of our NEOs. The following table shows for each NEO the 2016 base salary, the MIP payout target either as a fixed sum or a percentage of salary, the individual factor approved for each NEO, and the final MIP award for 2016. These awards are also set forth in the Summary Compensation Table on page 73 under the heading, “Non-Equity Incentive Plan Compensation.”

NEO	2016 Salary	MIP Target Amount	Individual Achievement Factor	Total MIP Award
John Chiminski	$975,000	$1,500,000	65%	$1,053,750
Matthew Walsh	661,676	75% of salary	110%	416,091
William Downie(1)	413,565	75% of salary	120%	269,076
Steven Fasman	510,275	75% of salary	140%	355,225
Stephen Leonard	489,561	75% of salary	100%	296,625

(1)	Mr. Downie’s compensation is converted to U.K. pounds sterling before his weekly payroll or bonus amounts are calculated.

CATALENT 2016 PROXY STATEMENT	55

MIP Calculation Summary for Fiscal 2016

Provided below is a graphical summary of how we calculate payment under our MIP.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is extended to a broad group of our senior executives, including our NEOs, and has generally included three types of equity-based grant: time-based stock options; time-based RSUs in which there is a fixed grant to the recipient subject only to a time-based vesting requirement; and performance-based restricted stock units (“PSUs”), in which there is a variable grant, with the number of units ultimately earned based on the achievement of performance criteria over a multi-year performance period, subject to continuing service during the performance period. We awarded all three types of grant to our NEOs in fiscal 2016. By awarding grants with a multi-year performance period, the Company appropriately aligns executives with the long-term best interests of our shareholders.

56	CATALENT 2016 PROXY STATEMENT

In fiscal 2016, the following long-term incentive grants were awarded to our CEO and our other NEOs (which awards are also set forth in the Summary Compensation Table on page 73 under the heading, “Stock Awards” and “Option Awards”):

NEO	Total Grant Value of 2016 Long- Term Incentive Awards ($)	Value of 2016 Stock Option Grants ($)	# of 2016 Stock Options Granted	Grant Value of Other Stock-Based 2016 Awards ($)(1)	#of Stock- Based Awards Granted(1)
John Chiminski	3,464,858	1,080,003	100,372	2,384,855	74,620
Matthew Walsh	625,632	195,003	18,123	430,629	13,474
Stephen Leonard	466,833	145,507	13,523	321,326	10,054
William Downie	422,335	131,627	12,233	290,708	9,096
Steven Fasman	818,470	150,005	13,941	668,465	25,365

(1)	Includes RSUs and PSUs, where the number and value of PSUs assume performance at target. For more information, see the table entitled, “Grant of Plan-Based Awards Table for 2016,” following this CD&A. The amounts reported for Mr. Fasman include a one-time grant of 15,000 RSUs awarded on January 28, 2016 to recognize Mr. Fasman’s leading performance and dedication as our General Counsel.

Awards under our LTIP, which operated prior to our IPO under the Pre-IPO Stock Plan and now operates under the Omnibus Plan, are generally determined and approved by the Compensation Committee on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, or PSUs as follows:

•	We use the Black-Scholes method to calculate the value of an option on one share of our common stock, using the closing price per share as reported on the NYSE (the “Grant Date Share Price”), and divide the option value into the grant value, rounding up to the nearest whole number, to calculate the number of options to award.
•	We divide the grant value of RSUs by the Grant Date Share Price, rounding up to the nearest whole number, to calculate the number of RSUs to award.
•	We divide the grant value of PSUs by the Grant Date Share Price, rounding up to the nearest whole number, to calculate the number of PSUs to award at target, with the actual number of PSUs awarded at vesting determined by the specified performance compared to a pre-set target level of performance.

The size of the LTIP award for fiscal 2016 for our CEO was fixed in his employment agreement. The Compensation Committee determined in fiscal 2016 to award NEOs other than the CEO with long-term incentive grants during 2016 whose target value equaled 100% of base salary, reacting in part to multi-year equity grants made to NEOs prior to our IPO, even though the LTIP grant value was under the median value of long-term incentive grants in

CATALENT 2016 PROXY STATEMENT	57

the Comparison Group. The Compensation Committee has indicated that it expects to adjust grants in future years towards a market-based determination of LTIP grant value.

For fiscal 2016 and future years, the Compensation Committee set the performance metrics for the PSUs awarded under our LTIP using adjusted diluted earnings per share (“Adjusted EPS”) and relative total shareholder return (“Relative Return”), each of which will apply to 50% of the target amount of PSUs to be awarded. The actual target number of Relative Return PSUs awarded each year differs slightly from the target number of Adjusted EPS PSUs due to a slight difference in the U.S. GAAP valuation of each type of PSU.

•	Our Adjusted EPS will be calculated using the same adjustments used to calculate our Budget-Based EBITDA, together with corresponding adjustments to the tax accrual. The Adjusted EPS calculations for each fiscal year in the performance period will then be added together and compared to the cumulative target amount set by the Compensation Committee at the beginning of the performance period.
•	Achievement of the Adjusted EPS target will earn the participant 100% of the Adjusted EPS target number of shares. We will distribute fewer shares for achievement below target, with a 75% achievement threshold. At 75% achievement, 50% of the target number of Adjusted EPS PSUs will be earned; no shares are earned for achievement below the threshold. Similarly, the maximum achievement is 125%, with a distribution at 200% of target. Earnouts are interpolated for levels of performance between threshold and target, and between target and maximum.
•	Total shareholder return for both our common stock and the stocks of the Relative Return comparator group will be calculated by determining the change in the price per share of common stock over the performance period, and then adding the total amount of dividends paid during the performance period, assuming reinvestment of dividends (we do not currently pay dividends).
•	Relative Return will be determined by calculating the percentile rank of our total shareholder return compared against the total shareholder return of the companies comprising the S&P Composite 1500 Healthcare Index (currently, there are 161 companies in this index).
•	Achievement of the median Relative Return will earn the participant 100% of the Relative Return target number of shares. We will distribute fewer shares for achievement below target, with a 25th percentile achievement threshold. At this percentile, 50% of the target number of Relative Return PSUs will be earned; no shares are earned for achievement below the threshold. Similarly, the maximum achievement is the 75th percentile, with a distribution at 150% of target. Earnouts are interpolated for levels of achievement between threshold and target, and between target and maximum.

The performance criteria for the PSUs awarded during fiscal 2015 under our LTIP were based on our cumulative achievement of Budget-Based Revenue (weighted 25%) and Budget-Based EBITDA (weighted 75%) during the performance period as against the targets established at the beginning of the performance period. If we achieve 100% of the target level of performance, then the participant will earn the target number of PSUs. Lower performance

58	CATALENT 2016 PROXY STATEMENT

will result in fewer PSUs, but nothing will be earned if achievement is below a minimum threshold set by the Compensation Committee. Similarly, participants will earn more PSUs if achievement exceeds the target, up to a maximum of 200% of the target number of PSUs.

We believe that the PSU performance targets in all periods provide reasonably achievable, but challenging goals for our NEOs and other LTIP participants and are intended to incentivize all participants to maximize their performance for the long-term benefit of our shareholders.

Grants to our NEOs in each of fiscal 2015 and 2016 were divided into PSUs (50% of the value awarded), stock options (30%), and RSUs (20%).

Subject to the recipient’s continued service with us through each applicable vesting date, one-fourth of the shares subject to stock options will vest on each one-year anniversary of the grant date, and the entire award of RSUs granted in fiscal 2015 and 2016 will vest on the third anniversary of the grant date. Subject to the recipient’s continued service with us through the vesting date, the PSUs granted under the LTIP during fiscal 2015 and 2016 will vest when we determine whether we have met the performance criteria following the end of the three-year performance period.

OTHER BENEFITS UNDER OUR EXECUTIVE COMPENSATION PROGRAM

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for U.K.-domiciled NEOs, both of which provide for a partial employer match of employee contributions;
•	medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and
•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., we match 50% of the first 6% of annual compensation contributed, up to federal tax law limits on both compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5-8% of eligible base salary compensation dependent on the participant contributing 3-6% of eligible base salary compensation. At no cost to the employee, we provide basic life and accident insurance coverage valued at two times the employee’s annual base salary. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance. We provide these

CATALENT 2016 PROXY STATEMENT	59

limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes in accordance with SEC rules. During 2015 and 2016, we did not “gross up” for the income tax consequences of any benefit or perquisite.

DEFERRED COMPENSATION PLAN

Our NEOs are eligible to participate in our Deferral Plan, which allows participants to receive the tax benefits associated with delaying the income tax recognition event on the compensation deferred even though our related deduction is also deferred. Participants manage an account that reflects the cash deferred, any investment gain or loss on that deferral, and any equity award deferred, and may take distributions of amounts up to the total reflected in the account according to timing elections they have made.

We amended the Deferral Plan effective January 1, 2016 to permit a broad group of U.S.-based executives, including our U.S.-based NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, as discussed below, these executives may defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service.

Prior to January 1, 2016, the Deferral Plan allowed a more limited group of U.S.-based executives, including our U.S.-based NEOs, to defer on a pre-tax basis up to 20% of their base salaries and 100% of their annual cash bonuses. The pre-2016 Deferral Plan provided a match of 50% of the first 6% of eligible base salary (not cash bonuses) that the participants contributed to the Deferral Plan, up to the first $100,000 above the limits for qualifying compensation set by the IRS for qualified plans like our 401(k) plan.

Participants may choose from a variety of investment options for the cash amounts deferred.

We believe that providing the NEOs and other eligible participants with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. Additional details of the Deferral Plan follow the table entitled “Fiscal 2016 Non-Qualified Deferred Compensation Table,” following this CD&A.

DEFERRED VESTING OR SETTLEMENT OF PSU AND RSU GRANTS

From time to time, we have agreed, in the course of arm’s-length bargaining with our executives over the terms and conditions of their employment, to set the terms of a PSU or RSU grant so that settlement of the grant (i.e., delivery of the shares of our common stock underlying the RSU or PSU) occurs at a time after the date of vesting. An effect of post-vesting settlement is to defer until settlement recognition of income for U.S. income tax purposes on the receipt of the underlying shares. Messrs. Chiminski and Walsh have each

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obtained at least one RSU grant that settled on a date after vesting. As of June 30, 2016, Mr. Chiminski’s September 16, 2011 RSU grant remains vested/unsettled; see footnote 4 to the table entitled “Fiscal 2016 Outstanding Equity-Based Awards At Year-End Table,” following this CD&A. In addition, the current version of the Deferral Plan permits participants to place unvested PSUs and RSUs into the plan’s rabbi trust in order to delay recognition of income on these awards upon vesting.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The severance benefits are discussed below, and certain aspects of these benefits are further presented in the Fiscal 2016 Potential Payments upon Employment Termination or Change of Control Tables beginning on page 86.

Mr. Chiminski’s Severance, Termination, and Change of Control Benefits

Mr. Chiminski’s employment agreement, executed in October 2014, the Pre-IPO Stock Plan, the Omnibus Plan, and the related stock option agreements, RSU agreements, and PSU agreements each provide for certain benefits to be paid to him upon termination.

If Mr. Chiminski’s employment terminates due to his disability or death, these agreements provide that he or his estate (as the case may be) would become entitled to (1) a pro-rata portion of any annual cash bonus he would have earned for the year of termination, based on our actual performance in respect of the full bonus year, to be paid within 2  1⁄2 months of the end of the fiscal year in which termination occurred under the employment agreement, and (2) accelerated vesting of the portion of any unvested time-based option or RSU granted to him under the Pre-IPO Stock Plan that would otherwise have vested within 12 months following his termination of employment. In addition, Mr. Chiminski would retain the opportunity to vest in his so-called “exit” options. In particular, such options would remain outstanding, through the ten-year term of such exit options, and eligible to vest, subject to the attainment of the event-based targets of such options, in a portion of the original grant equal to a fraction, the numerator of which is the number of days elapsing from his commencement date through the termination date and the denominator of which is the number of days elapsing from his commencement date or the vesting reference date, as applicable, through the date of the event that triggers exit option vesting.

Should Mr. Chiminski’s employment terminate due to death, his beneficiaries will receive a death benefit equal to 1.5 times his base salary (currently $1,462,500) under a group life insurance program we provide that covers all eligible active employees.

Furthermore, if Mr. Chiminski’s employment terminates due to death, his beneficiaries will be entitled to accelerated vesting of all unvested options, RSUs, and PSUs granted under the Omnibus Plan, and, if he terminates due to disability, all unvested options, RSUs, and PSUs granted under the Omnibus Plan will continue to vest as if Mr. Chiminski had continued employment through each applicable anniversary of the grant date.

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Mr. Chiminski’s employment agreement provides that, upon any termination for good reason or due to Mr. Chiminski’s election not to extend the term, he will be entitled to receive certain accrued amounts and benefits, and a pro-rata portion of any annual cash bonus he would have earned for the year of termination based on our actual performance in respect of the full fiscal year in which Mr. Chiminski’s employment terminates.

The employment agreement further provides that, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, then, subject to his execution, delivery, and non-revocation of a release of claims in our favor, Mr. Chiminski will be entitled to receive, in addition to certain accrued amounts and benefits, and a pro-rata bonus, in the amount set forth in the immediately prior paragraph, an amount equal to two times the sum of (x) Mr. Chiminski’s annualized then-current base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $975,000) and (y) his annual target bonus, payable in equal monthly installments over a two-year period; provided, however, that if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following the termination date. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of a material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement (described below), if such breach remains uncured for a period of ten days following written notice of such breach.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

The employment agreement provides that Mr. Chiminski would have had a good reason to terminate employment as of June 30, 2016 if any of the following events had occurred without his consent: (a) any material diminution in his duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as our CEO; (b) any material adverse change in his positions or reporting structures, including ceasing to be our CEO or ceasing to be a member of our Board of Directors; (c) any reduction in his base salary or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately); (d) any material failure by us to pay compensation or benefits when due under his employment agreement; (e) any relocation of our principal office or of his principal place of employment to a location more than 50 miles from its current location in Somerset, New Jersey; or (f) any failure by us to obtain the assumption in writing of our obligation to perform his employment agreement by any successor to all or substantially all of our assets. No termination of his employment based on a specified good reason event will be effective as a termination for good reason unless (x) Mr. Chiminski gives notice to us of such event within 90 days after he learns that such event has occurred (or, in the case of any event described in clauses (e) or (f), within 30 days

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after he learns that such event has occurred), (y) such good reason event is not fully cured within 30 days after such notice, and (z) Mr. Chiminski’s employment terminates within 60 days following the end of the cure period.

In the event of any termination of Mr. Chiminski’s employment, other than in the limited circumstances described with respect to a termination for death or disability, without good cause, with good reason, or because of non-renewal of the term (each, a “Good Termination”), all unvested RSUs and options granted under the Pre-IPO Stock Plan that remained outstanding would be immediately forfeited under these agreements without consideration as of the termination date. In the event of a Good Termination, Mr. Chiminski would retain the opportunity through the expiration of a portion of the grant of options to him in June 2013 to become vested, subject to attaining any specified performance goal, in a portion of the unvested grant equal to a fraction, not greater than one, the numerator of which is the number of days elapsing from the grant date through the termination date and the denominator of which is the number of days elapsing from the grant date through the date of the event that triggers additional option vesting.

For options, RSUs, and PSUs granted under the Omnibus Plan, if Mr. Chiminski incurred a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on the date that is eighteen months following the consummation of such change of control, we could cancel any unvested option, RSU, or PSU.

Unless otherwise specifically provided for in the stock option agreement, any options that are not vested and exercisable upon Mr. Chiminski’s termination of employment will be immediately cancelled. Any option that already vested at the time of a Good Termination will remain outstanding and exercisable generally for one year from the termination date or the date on which the option vested, as applicable, although the period is reduced to 90 days in the case of a termination of employment that is not a good termination and vested options will terminate immediately if we terminate Mr. Chiminski’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

Mr. Walsh’s Severance, Termination, and Change of Control Benefits

Mr. Walsh’s employment agreement, executed in October 2011, the Pre-IPO Stock Plan, the Omnibus Plan, and the related stock option agreement, RSU agreements, and PSU agreements each provide for certain benefits to be paid to him upon termination.

The employment agreement provides that, if Mr. Walsh’s employment is terminated by us without cause, due to death or disability, by Mr. Walsh for good reason, or due to our election not to extend the term, then Mr. Walsh will be entitled to receive, in addition to certain accrued amounts, a pro-rated annual cash bonus. In addition, if Mr. Walsh’s employment is terminated by Catalent without cause (other than by reason of death or disability), by Mr. Walsh for good reason, or due to Catalent’s election not to extend the term, Mr. Walsh

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will also be entitled to receive an amount equal to twice the sum of (x) Mr. Walsh’s then annualized base salary and (y) his target bonus (75% of his current base salary), payable in equal monthly installments over a two-year severance period. If his employment terminates due to death, his beneficiaries will receive a death benefit equal to 1.5 times his then-current base salary (currently $1,012,500) under our group life insurance program, which covers all eligible active employees.

In addition to the payments described above, if Mr. Walsh’s employment is terminated by us without cause, by Mr. Walsh for good reason, or due to our election not to extend the term, Mr. Walsh (and his spouse and eligible dependents, to the extent applicable) would also be entitled to continued participation in our group health plans for up to two years (for the final six months of this period, if coverage cannot be continued he will be paid an amount on a grossed-up basis for our cost of such coverage).

As of the end of fiscal 2016, the occurrence of any of the following without his consent would have given Mr. Walsh good reason to terminate employment: (1) any substantial diminution in his position or duties, adverse change in reporting lines, up and down, or the assignment to him of duties that are materially inconsistent with his position, (2) any reduction in his base salary, (3) any failure by us to pay compensation or benefits when due, (4) our failure to provide him with an annual bonus opportunity that is at the same level as established in his offer letter, dated February 29, 2008, or (5) he is required to move his principal business location more than 50 miles. No termination of Mr. Walsh’s employment based on a specified good reason event will be effective as a termination for good reason unless (x) he gives notice to Catalent of such event within thirty (30) days after he learns that such event has occurred, (y) such good reason event is not fully cured within 30 days after such notice, and (z) his employment terminates within 60 days following the end of the cure period.

Mr. Walsh’s agreements also provide that, in the event of any termination of his employment, any unvested RSU or option that remained outstanding would be immediately forfeited without consideration as of the termination date; however, that in the event of a termination of Mr. Walsh’s employment (1) by us without cause, (2) by Mr. Walsh for good reason, (3) due to death or disability or (4) due to our election not to extend the employment term, Mr. Walsh would be deemed vested as of the termination date in any portion of any time-based option that would have otherwise vested if he had remained employed by us through the first anniversary of the termination date.

In the event of a change in control of Catalent or BHP PTS Holdings L.L.C., all unvested RSUs granted under the Pre-IPO Stock Plan would become fully vested under these agreements as of the change in control. Under the Omnibus Plan, if the employment of Mr. Walsh were to terminate due to death, any unvested option, RSU or PSU would become fully vested and exercisable; however, if his employment were terminated due to disability, any unvested award under the Omnibus Plan would continue to vest as if Mr. Walsh had continued employment through each applicable anniversary of the date of grant.

In the event of a change of control in which the exit options vest, any outstanding unvested performance-based options would also vest. Furthermore, under the Omnibus Plan, in the

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event of a change in control, to the extent the acquiring or successor entity does assume, continue or substitute for any granted option, if Mr. Walsh were to incur a termination without cause during the period commencing on the date of the consummation of a change in control and ending on the date that is eighteen months following the consummation of such change in control, all unvested options, RSUs, and PSUs would become fully vested and exercisable.

Severance, Termination, and Change of Control Benefits for Messrs. Downie, Fasman, and Leonard

Mr. Downie’s, Mr. Fasman’s, and Mr. Leonard’s severance agreements, the Pre-IPO Stock Plan, the Omnibus Plan, and the related stock option agreements, RSU agreements, and PSU agreements provide for certain benefits to be paid to each of them if their employment terminates for one of the reasons described below. If the employment of Mr. Downie or Mr. Leonard were to terminate due to death or disability, their agreements would entitle each to accelerated vesting of the portion of any time-based option granted under the Pre-IPO Stock Plan that would otherwise have vested within 12 months following a termination of employment (like Messrs. Chiminski and Walsh, they would not be entitled to any similar accelerated vesting for performance options and exit options). Under the Omnibus Plan, if the employment of Mr. Downie, Mr. Fasman or Mr. Leonard were to terminate due to death, any unvested option, RSU, or PSU would become fully vested and exercisable; however, if their employment were to terminate due to disability, any unvested award under the Omnibus Plan would continue to vest as if the NEO had continued employment through each applicable anniversary of the date of grant.

Should Mr. Fasman’s or Mr. Leonard’s employment terminate due to death, their respective beneficiaries would receive a death benefit equal to 1.5 times their current base salary (currently $825,000 and $765,000, respectively) under our group life insurance program, which covers all eligible active employees. Should Mr. Downie’s employment be terminated due to death, his beneficiaries would receive a death benefit equal to 4 times his current base salary totaling $1,654,260 after converting to U.S. dollars under our U.K. life assurance plan.

If the employment of Mr. Downie, Mr. Fasman or Mr. Leonard were terminated by us without cause or by the executive for good reason, in each case at the end of fiscal 2016, each would become entitled to a severance payment equal to the sum of annual base salary and target annual bonus, payable in equal installments over the one-year period following the date of termination. Mr. Leonard and Mr. Fasman would also be entitled to continued participation in our group health plans (to the extent the executive was receiving such coverage as of the termination date), at the same premium rates as may be charged from time to time for employees of Catalent generally, which coverage would be provided until the earlier of (1) the expiration of one year following the date of termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of any other employer. Each NEO is required to enter into a binding general release of claims as a condition of receiving most severance payments and benefits. Mr. Leonard will receive these payments and other benefits when he departs Catalent no later than February 28, 2017.

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Under the stock option agreements entered into in connection with the Pre-IPO Stock Plan, if the employment of Messrs. Downie and Leonard were terminated by us without cause or by the NEO for good reason, each would become entitled to receive accelerated vesting of the portion of his time options that would otherwise have vested within 12 months following termination of employment (there is no similar accelerated vesting for performance options and exit options). At the end of fiscal 2016, the occurrence of any of the following without consent would have given each of Messrs. Downie, Fasman and Leonard good reason to terminate employment: (a) there is a substantial diminution in his position or duties or an adverse change in his reporting lines, (b) he is assigned duties that are materially inconsistent with his position, (c) his base salary is reduced or other earned compensation is not paid when due, (d) our headquarters is relocated by more than 50 miles, or (e) he is not provided with the same annual bonus opportunity specified in his offer letter, and, in each case, the breach is not cured within 30 days following our receipt of written notice from him describing the event constituting good reason. Under the stock option, RSU, and PSU agreements entered into in connection with the Omnibus Plan, if the employment of Messrs. Downie, Fasman, or Leonard were terminated by us without cause or by the NEO for good reason, we can cancel unvested awards.

In the event of a change of control in which the exit options vest, any outstanding unvested performance-based option would also vest.

In the event of a change in control of Catalent or BHP PTS Holdings L.L.C., each of Messrs. Downie and Leonard would become entitled to full vesting of any unvested time-based option granted under the Pre-IPO Stock Plan. As with Mr. Chiminski, their exit options and performance options would not automatically become fully vested in connection with a change in control; however, the exit options and performance options could become vested in connection with the transaction if the applicable performance targets were attained. Furthermore, under the Omnibus Plan, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue or substitute for a granted Option, if the NEO were to incur a termination without cause during the period commencing on the date of the consummation of a change in control and ending on the date that is eighteen months following the consummation of such change in control, the unvested options, RSUs, and PSUs would become fully vested and exercisable.

OTHER COMPENSATION PRACTICES AND POLICIES

EXECUTIVE AGREEMENTS

The following is a description of Mr. Chiminski’s employment agreement, as well as of the provisions of agreements and offer letters with our other NEOs, as in effect during fiscal 2016. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described above and in the table entitled the Fiscal 2016 Potential Payments Upon Employment Termination or Change of Control Tables including the footnotes, beginning on page 86.

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Employment Agreement of John Chiminski

On October 22, 2014, we entered into an employment agreement with Mr. Chiminski, our CEO, which superseded his prior agreement. His current employment agreement provides for a three-year employment term, which commenced on October 22, 2014, and this initial term will automatically extend for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

The financial terms of the employment agreement include (1) an annual base salary of $975,000 for fiscal 2016, subject to discretionary increases from time to time (2) continued participation in our MIP, with a target annual cash bonus amount equal to $1,500,000 and a maximum of $2,000,000, which bonus will be calculated using the same methodology as applies to our other NEOs.

Under his agreement, Mr. Chiminski is entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. The employment agreement also provides for reimbursement to Mr. Chiminski, on an annual basis during each calendar year of the employment term, for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

Mr. Chiminski’s employment agreement provides for certain benefits to be paid to him upon termination, as described in the section above entitled “Other Benefits Under Our Executive Compensation Program—Severance and Payments on a Change of Control—Mr. Chiminski’s Severance, Termination, and Change of Control Benefits.”

Pursuant to the terms of the employment agreement, Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason and (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions.

The employment agreement also contains a covenant not to disclose confidential information, an assignment of intellectual property rights and customary indemnification provisions.

Certain provisions of Mr. Chiminski’s earlier employment agreements required payment of tax gross-ups of specified amounts due under the contracts. All such tax gross-up provisions were removed by mutual agreement in his current employment agreement.

Employment Agreement of Matthew Walsh

On October 11, 2011, we entered into an employment agreement with Mr. Walsh, with an effective date of September 26, 2011. The agreement provides for an initial term of three years commencing September 26, 2011, which will automatically extend for successive one-year

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terms thereafter unless one of the parties provides the other with notice of non-renewal no later than 60 days prior to such anniversary date.

The financial terms of the employment agreement include (1) an annual base salary of $600,000, effective September 2011, subject to discretionary increases from time to time (it is currently $675,000) and (2) continued participation in our MIP, with a target annual cash bonus amount equal to 75% of Mr. Walsh’s annual base salary. Mr. Walsh’s agreement also entitles him to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate.

Mr. Walsh’s employment agreement provides for certain benefits to be paid to him upon termination, as described in the section above entitled “Other Benefits Under Our Executive Compensation Program—Severance and Payments on a Change of Control—Mr. Walsh’s Severance, Termination, and Change of Control Benefits.”

Pursuant to the terms of the employment agreement, Mr. Walsh is subject to a covenant not to (x) compete with us while employed and for two years following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The employment agreement also contains a covenant not to disclose confidential information and an assignment of intellectual property rights.

Relocation Agreement for William Downie

In connection with Mr. Downie’s repatriation in October 2014, from our corporate offices in the United States to our facility in Swindon, U.K., he entered into a letter agreement dated March 23, 2015 that provides an annual base salary of GBP 278,570 and continued participation in the MIP with a target of 75% of base salary. Under this letter agreement, Mr. Downie is entitled to participate in employee benefit and perquisite plans and programs in which our other senior executives generally participate. In addition, Mr. Downie is also entitled to participate in our U.K. health benefit plan, continued participation in our U.K. pension plan and the U.K. national insurance contribution program (the U.K. statutory retirement plan), and continuation of his U.K. car allowance, and tax assistance for completing taxes for income earned through the end of his assignment in the U.S.

Offer Letter for Steven Fasman

On October 6, 2014, we provided a letter to Mr. Fasman, with an effective date of October 14, 2014, setting forth certain terms of his employment. The letter set his initial base salary at $500,000 and grants participation in our MIP, with a target of 75% of base salary.

Offer Letter for Stephen Leonard

On May 4, 2009, we provided a letter to Mr. Leonard, with an effective date of May 7, 2009, setting forth certain terms of his employment. The letter set his initial base salary at $350,000 and grants participation in our MIP, with a target of 75% of base salary.

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EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs, set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested restricted stock and RSUs, and 100% of shares held in benefit plans, if any. Our guidelines by executive level are as follows:

•	Mr. Chiminski: 5 times base salary
•	Other NEOs: 2.5 times base salary

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

All of our NEOs have complied with the retention provisions of these guidelines during fiscal 2016.

HEDGING AND PLEDGING

Our Securities Trading Policy prohibits directors and executive officers from hedging or monetization transactions involving our stock, including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Our Securities Trading Policy limits the pledging of our securities to those situations approved by our General Counsel.

2014 OMNIBUS INCENTIVE PLAN

The Board of Directors approved the Omnibus Plan in connection with the IPO. Prior to the IPO, grants of equity were generally awarded pursuant the Pre-IPO Stock Plan. The Omnibus Plan is a comprehensive long-term incentive compensation plan that permits us to grant both equity-based and non-equity based long-term compensation awards to employees, directors, officers, and consultants.

The purpose of the Omnibus Plan is to provide a means through which we may attract, maintain, retain and reward key personnel and to provide a means whereby our directors, officers, employees, consultants, and advisors (and prospective directors, officers, employees, consultants, and advisors) can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value

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of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. In addition, the vesting requirements of awards under the Omnibus Plan can provide incentives to our directors, officers, and employees to remain affiliated with us.

The Omnibus Plan provides for the grant of stock options (both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units, including both RSUs and PSUs, other stock-based awards, and performance compensation awards. Since adopting the Omnibus Plan, we have awarded all grants of incentive compensation under the Omnibus Plan, and those grants have consisted of some combination of non-qualified stock options, RSUs, PSUs, and performance compensation awards under the MIP. We intend to continue to make all awards of long-term incentive, equity-based compensation pursuant to the Omnibus Plan, although we reserve the right to use other means in appropriate circumstances.

Awards under the Omnibus Plan are subject to various limits, including: (a) no more than 6,700,000 shares of our common stock (the “Absolute Share Limit”) may be awarded under the Omnibus Plan; (b) grants of stock options in respect of no more than 1,500,000 shares may be made to any individual participant during any single fiscal year; (c) we may not issue incentive stock options in respect of more than the number of shares equal to the Absolute Share Limit; (iv) no more than 600,000 shares may be issued in respect of PSUs to any individual participant for a single fiscal year during a performance period (or with respect to each single fiscal year in the event a performance period extends beyond a single fiscal year), or, in the event such PSU is paid in cash, other securities, or other property, no more than the fair market value of such shares on the last day of the performance period to which such Award relates; (v) the maximum number of shares subject to grants during a single fiscal year to any non-employee director, taken together with any cash fee paid to such director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such award based on the grant date fair value of such award for financial reporting purposes); and (vi) the maximum amount that can be paid to any individual participant for a single fiscal year during a performance period (or with respect to each single fiscal year in the event a performance period extends beyond a single fiscal year) pursuant to a performance award denominated in cash shall be $5,000,000.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

James Quella, Chair

J. Martin Carroll

Gregory Lucier

Donald E. Morel, Jr.

Date: August 24, 2016

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EXECUTIVE COMPENSATION TABLES

The following tables summarize our NEO compensation:

1.          Fiscal 2016 Summary Compensation Table.  This table summarizes the compensation earned by or paid to our NEOs for the fiscal years ended June 30, 2016, 2015, and 2014, to the extent applicable, including salary earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

2.          Grants of Plan-Based Awards Table for 2016.  This table summarizes all grants of plan-based awards made to our NEOs for the fiscal year ended June 30, 2016.

3.          Fiscal 2016 Outstanding Equity-Based Awards at Year-End Table.  This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2016.

4.          Fiscal 2016 Option Exercises and Stock Vested Table.  This table summarizes our NEOs’ option exercises and stock award vesting during the fiscal year ended June 30, 2016.

5.          Fiscal 2016 Non-Qualified Deferred Compensation Table.  This table summarizes the activity during 2016 and account balances under our Deferral Plan as of June 30, 2016, as well as amounts attributable to RSUs that vested prior to fiscal 2016 but where delivery of the underlying shares of common stock was delayed until fiscal 2016. Following the table is a description of our Deferral Plan. For additional discussion of the Deferral Plan, see “Compensation Discussion and Analysis—Other Benefits under Our Executive Compensation Program—Deferred Compensation Plan” elsewhere in this Proxy Statement.

6.          Fiscal 2016 Potential Payments Upon Employment Termination or Change of Control Tables.  These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2016.

72	CATALENT 2016 PROXY STATEMENT

Fiscal 2016 Summary Compensation Table

Name and Principal position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Compen- sation ($)(6)	All Other Compen- sation ($)(8)	Total ($)(7)
John Chiminski President and Chief Executive Officer Director	2016	975,000	-	2,384,855	1,080,003	1,053,750	38,179	5,531,787
	2015	935,921	500,000	1,260,036	540,010	1,635,600	39,828	4,911,394
	2014	850,000	-	-	-	1,580,000	36,420	2,466,420
Matthew Walsh Executive Vice President & Chief Financial Officer	2016	661,676	-	430,629	195,003	416,091	20,267	1,723,666
	2015	650,000	200,000	455,016	195,004	570,570	8,925	2,079,515
	2014	625,000	-	602,700	-	426,563	10,229	1,664,492
William Downie Senior Vice President, Sales & Marketing	2016	413,565	-	290,708	131,627	269,076	251,192	1,356,168
	2015	416,455	-	290,525	124,501	360,119	181,518	1,373,118
	2014	411,603	-	-	-	271,658	248,216	931,477
Steven Fasman(1) Senior Vice President, General Counsel and Secretary	2016	510,275	-	668,465	150,005	355,225	7,615	1,691,585
Stephen Leonard Senior Vice President, Global Operations	2016	489,561	-	321,326	145,507	296,625	17,312	1,270,331
	2015	475,621	-	318,530	136,505	414,013	10,950	1,355,619
	2014	443,055	50,000	-	-	302,415	10,950	806,420

(1)	We hired Mr. Fasman as our Senior Vice President, General Counsel, and Secretary during fiscal 2015. Because Mr. Fasman did not qualify as a Named Executive Officer for the previous fiscal year, the SEC does not require disclosure of his compensation for fiscal 2015.

(2)	Values reflect the amount actually paid to the NEOs in each fiscal year reported. Base salary adjustments are not retroactive to the beginning of the fiscal year unless noted. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. We generally review executive compensation of all employees with a salary of at least $250,000 on an 18-month cycle. Actual changes in compensation may occur earlier based on changes to an employment agreement, performance and market competitiveness. Mr. Chiminski entered into a new employment agreement on October 22, 2014, pursuant to which his base salary increased from $850,000 to $975,000. In addition, Messrs. Walsh, Fasman and Leonard each received an increase in base salary during fiscal 2016. Mr. Walsh’s base salary increased from $650,000 to $675,000 effective January 1, 2016. Mr. Fasman’s base salary increased from $500,000 to $550,000 effective April 14, 2016. Mr. Leonard’s base salary increased from $485,000 to $510,000, effective April 22, 2016. The amounts in “Base Salary” that were paid to Mr. Downie in pounds sterling were converted to U.S. dollars at an exchange rate of 1.4846 for fiscal 2016, 1.575 for fiscal 2015, and 1.6984 for fiscal 2014, which represents the average monthly rates during our fiscal years ending on June 30, 2016, 2015, and 2014, respectively.

(3)	Amounts reported for Messrs. Chiminski and Walsh for fiscal 2015 represents a special IPO bonus approved on July 30, 2014 by the Compensation Committee.

CATALENT 2016 PROXY STATEMENT	73

(4)	Represents the aggregate grant date fair value of stock awards for fiscal years 2016, 2015, and 2014 and computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 13, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2016, which is included in our 2016 Annual Report. For fiscal 2016, the Compensation Committee set the performance metrics for the PSUs awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of the target amount of PSUs to be awarded. The amounts reported in this column for fiscal years 2016 and 2015 assume, in accordance with FASB ASC Topic 718, that the NEOs will receive the target number of PSUs awarded to them in fiscal 2016 and 2015. If, instead, the performance during the 2016-2018 and 2015-17 performance periods is such that the NEOs receive the maximum number of PSUs capable of being awarded (200% of target for Adjusted EPS PSUs, 150% of target for Relative Return PSUs and 200% of target for awards granted in fiscal 2015, under the terms of the LTIP), the value of the grants, calculated in accordance with FASB ASC Topic 718, would be as follows:

NEO	Fiscal Year	ASC Topic 718 Value at Maximum ($)
Mr. Chiminski	2016	2,947,255
	2015	1,800,175
Mr. Walsh	2016	532,182
	2015	650,010
Mr. Downie	2016	359,278
	2015	415,042
Mr. Fasman	2016	409,408
	2015	500,047
Mr. Leonard	2016	397,071
	2015	455,020

The actual value of the PSUs that will ultimately convert to shares of our common stock on the vesting date will depend on our share price on that date. The RSUs we granted to Mr. Walsh in fiscal 2014 were valued based on our IPO price of $20.50 per share, in accordance with FASB ASC Topic 718.

The amount reported for Mr. Fasman in this column includes a one-time equity award of 15,000 RSUs granted on January 28, 2016 to recognize his leading performance and dedication as our General Counsel.

(5)	Reflects options we granted to the NEOs to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2016, which is included in our 2016 Annual Report. The Black-Scholes value of the stock options granted on August 27, 2015 was $10.76 for each share of our common stock awarded, the value of the options granted on July 30, 2014 was $6.15 for each share, and the value of the options granted on October 23, 2014 was $7.278 for each share.

(6)	Amounts reported reflect the MIP awards earned by each of our NEOs. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. Amounts reported were paid in pounds sterling for Mr. Downie and converted to U.S. dollars at the exchange rates set forth in note (2).

(7)	We have not included a column reporting any amount as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our Named Executive Officers received or earned any above-market or preferential earnings during 2014-16 and deferred compensation is reported in the year earned.

74	CATALENT 2016 PROXY STATEMENT

(8)	The amounts set forth as “All Other Compensation” are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(1)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(2)	Employer Qualified UK DC Plan Contributions ($)(3)	Relocation/ Ex-Pat Allowances & Benefits ($)(4)	Financial Services Reimbursement ($)(5)	Life Insurance Policy Reimbursement ($)(6)	Total ($)
John Chiminski	3,975	-	-	-	25,429	8,775	38,179
Matthew Walsh	7,950	12,317	-	-	-	-	20,267
William Downie	-	-	33,085	218,107	-	-	251,192
Steven Fasman	7,615	-	-	-	-	-	7,615
Stephen Leonard	7,494	9,818	-	-	-	-	17,312

(1)	Our 401(k) qualified defined contribution plan provides that we will match 50% of each participant’s contribution on the first 6% of this participant’s contributions, up to regulatory limits.

(2)	Represents contributions under our Deferral Plan, which, among other features, provides that we will match 50% of each participant’s contribution on the first 6% of eligible pay that such participant contributes to the plan, up to any applicable limit.

(3)	Mr. Downie participates in the Catalent Pharma Solutions UK pension Plan, a qualified defined contribution plan, with an employer contribution of 8%.

The amounts reported with respect to Mr. Downie in this column were paid in pounds sterling and converted to U.S. dollars at an exchange rate of 1.4846, which represents the average monthly rates during fiscal 2016.

(4)	As a result of Mr. Downie repatriating to the UK in March 2015, we provided Mr. Downie with certain relocation and tax equalization benefits. The amount reported in this column for Mr. Downie reflects the following: $41,635 for payment of U.S. housing expenses; $26,574 for his U.K. car and fuel allowance; $500 for tax preparation; and an aggregate tax gross-up/taxes paid of $149,398 with respect to tax equalization benefits paid by the Company.

Certain amounts reported in this column were paid in pounds sterling and converted to U.S. dollars using exchange rates applicable at the time payment was made for U.S. payroll reporting purposes.

(5)	Pursuant to the terms of Mr. Chiminski’s employment agreement in effect prior to October 22, 2014, with respect to each calendar year during the employment term, he is entitled to be reimbursed for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 within the calendar year. For fiscal 2016, Mr. Chiminski received financial services/planning reimbursements in the amount of $25,429, which mistakenly included an amount in excess of the actual reimbursement. The Company’s mistake was uncovered after June 30, 2016. Mr. Chiminski has agreed to a correction for this mistaken excess payment through a corresponding reduction in the amount of his reimbursement for fiscal 2017.

(6)	Pursuant to the terms of Mr. Chiminski’s employment agreement in effect prior to October 22, 2014, with respect to each calendar year during the employment term, he is entitled to be reimbursed for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 within the calendar year. For fiscal 2016, Mr. Chiminski received a premium reimbursement in the amount of $8,775.

CATALENT 2016 PROXY STATEMENT	75

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John Chiminski	8/27/2015	525,000	1,500,000	2,000,000	14,081	28,161	56,322	22,529	100,372	31.96	2,700,055

	8/27/2015				11,965	23,930	35,895				764,803

Matthew Walsh	8/27/2015	173,888	496,824	875,652	2,543	5,085	10,170	4,068	18,123	31.96	487,533
	8/27/2015				2,161	4,321	6,482				138,099

William Downie	8/27/2015	108,561	310,174	546,681	1,717	3,433	6,866	2,746	12,233	31.96	329,108
	8/27/2015				1,459	2,917	4,376				93,227

Steven Fasman	8/27/2015	134,047	382,991	675,022	1,956	3,912	7,824	3,129	13,941	31.96	375,036
	8/27/2015				1,662	3,324	4,986				106,235

	1/28/2016							15,000			337,200
Stephen Leonard	8/27/2015	128,568	367,337	647,431	1,897	3,794	7,588	3,036	13,523	31.96	363,794

	8/27/2015				1,612	3,224	4,836				103,039

(1)	Represents potential payments for fiscal 2016 under our MIP. We pay MIP awards in cash. Pursuant to the terms of Mr. Chiminski’s October 22, 2014 employment agreement, Mr. Chiminski’s target was increased from $1,000,000 to $1,500,000 with a maximum of $2,000,000. Each other NEO has a MIP target payout equal to 75% of the NEO’s base salary and a payout range of 0-176.25% of target. See the section in our CD&A entitled “Compensation Determinations for 2016—Management Incentive Plan” for a further description of our MIP.

(2)	Represents PSUs granted during fiscal 2016 with respect to the 2016-18 performance period. In fiscal 2016, the Compensation Committee set the performance metrics for the PSUs awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of the target amount of PSUs to be awarded. The number of PSUs earned can range from 0-200% of the target number of Adjusted EPS PSUs granted and 0-150% of the target number of Relative Return PSUs to be awarded, depending on our achievement against the performance metrics that the Compensation Committee established at the beginning of the performance period. All of the NEOs received PSUs on August 27, 2015. See the section in our CD&A entitled “Compensation Determinations for 2016—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(3)	Represents RSUs granted during fiscal 2016. All of the NEOs received RSUs on August 27, 2015 and Mr. Fasman received an additional one-time grant of RSUs on January 28, 2016 which was approved by the Compensation Committee of the Board of Directors. The vesting and settlement terms of the RSUs are described in more detail in the section in our CD&A entitled “Compensation Determinations for 2016—Long-Term Incentive Awards.”

(4)

Represents non-qualified stock options granted during fiscal 2016. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE.

76	CATALENT 2016 PROXY STATEMENT

All of the NEOs were granted stock options on August 27, 2015. See the section in our CD&A entitled “Compensation Determinations for 2016—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(5)	The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2016 (which is part of our 2016 Annual Report). The stock price used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. Option values are calculated using the Black-Scholes model. The values of PSU grants assume that the awards will vest at their target values.

CATALENT 2016 PROXY STATEMENT	77

FISCAL 2016 OUTSTANDING EQUITY-BASED AWARDS AT YEAR-END TABLE

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
John Chiminski	8/27/2015	-	100,372	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	28,161	647,421
	8/27/2015	-	-	-	-	-	-	-	23,930	550,151
	8/27/2015	-	-	-	-	-	22,529	517,942	-	-
	10/23/2014	9,790	29,370	-	24.26	10/23/2024	-	-	-	-
	10/23/2014	-	-	-	-	-	-	-	19,580	450,144
	10/23/2014	-	-	-	-	-	7,832	180,058	-	-
	9/3/2014	-	-	-	-	-	-	-	19,604	450,696
	7/30/2014	-	-	-	-	-	8,293	190,656	-	-
	7/30/2014	10,366	31,098	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	140,000	-	210,000	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	350,000	18.71	6/25/2023	-	-	-	-
	9/16/2011	-	-	-	-	-	50,480	1,160,535	-	-
	10/23/2009	230,000	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	-	-	315,000	10.71	10/23/2019	-	-	-	-
Matthew Walsh	8/27/2015	-	18,123	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	5,085	116,904
	8/27/2015	-	-	-	-	-	-	-	4,321	99,340
	8/27/2015	-	-	-	-	-	4,068	93,523	-	-
	9/3/2014	-	-	-	-	-	-	-	14,991	344,643
	7/30/2014	-	-	-	-	-	6,342	145,803	-	-
	7/30/2014	7,927	23,781	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	-	-	28,686	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	47,880	18.71	6/25/2023	-	-	-	-
	10/11/2011	-	-	35,000	14.86	10/11/2021	-	-	-	-
	10/23/2009	-	-	93,240	10.71	10/23/2019	-	-	-	-
William Downie	8/27/2015	-	12,233	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	3,433	78,925
	8/27/2015	-	-	-	-	-	-	-	2,917	67,062
	8/27/2015	-	-	-	-	-	2,746	63,131	-	-
	9/3/2014	-	-	-	-	-	-	-	9,572	220,060
	7/30/2014	-	-	-	-	-	4,049	93,087	-	-
	7/30/2014	5,061	15,183	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	6,202	-	18,606	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	31,010	18.71	6/25/2023	-	-	-	-
	10/23/2009	1,031	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	-	-	70,000	10.71	10/23/2019	-	-	-	-

78	CATALENT 2016 PROXY STATEMENT

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Steven Fasman	1/28/2016	-	-	-	-	-	15,000	344,850	-	-
	8/27/2015	-	13,941	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	3,912	89,937
	8/27/2015	-	-	-	-	-	-	-	3,324	76,419
	8/27/2015	-	-	-	-	-	3,129	71,936	-	-
	10/23/2014	5,152	15,459	-	24.26	10/23/2024	-	-	-	-
	10/23/2014	-	-	-	-	-	-	-	10,306	236,935
	10/23/2014	-	-	-	-	-	4,123	94,788	-	-
Stephen Leonard	8/27/2015	-	13,523	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	3,794	87,224
	8/27/2015	-	-	-	-	-	-	-	3,224	74,120
	8/27/2015	-	-	-	-	-	3,036	69,798	-	-
	9/3/2014	-	-	-	-	-	-	-	10,494	241,257
	7/30/2014	-	-	-	-	-	4,440	102,076	-	-
	7/30/2014	5,549	16,647	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	13,020	-	19,530	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	32,620	18.71	6/25/2023	-	-	-	-
	10/23/2009	1,492	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	46,760	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	-	-	93,240	10.71	10/23/2019	-	-	-	-

(1)	Our common stock went through a 70-for-1 stock split in connection with our IPO. All stock information for pre-split periods has been restated in this Proxy Statement as if the split had occurred prior to the events reported.

(2)

The number of outstanding time-based and performance-based options vested and exercisable is reported in column (c). Unvested outstanding time-based options are reported in column (d) and ordinarily become vested pursuant to the vesting schedule for time-based options described in the section in our CD&A entitled “Compensation Determinations for 2016—Long-Term Incentive Awards.” Unvested outstanding performance-based options and exit options are reported in column (e) and ordinarily vest when the Adjusted EBITDA and multiple-of-invested-capital thresholds, respectively, set at the granting of these options prior to fiscal 2016, are met, subject to the grantee remaining in our employ through the vesting date. Other than with respect to (i) the options granted on June 25, 2013, which have a vesting reference date of June 30 for Messrs. Chiminski and Walsh and July 1 for Messrs. Downie and Leonard, (ii) the time-based options granted to Mr. Chiminski in fiscal 2010, which vested on the first five anniversaries of his March 17, 2009 employment commencement date, and (iii) the options granted to Mr. Walsh in fiscal 2012, which have a vesting reference date of September 26, all vesting of time-based and performance-based options granted to the NEOs occurs on the applicable anniversary of the grant date. One-fifth of the performance-based options granted on October 23, 2009 vested on each of the first five anniversaries of the grant date and were therefore fully vested on October 23, 2014.. The first 20% of the performance-based options granted to Messrs. Chiminski and Walsh in fiscal 2013 vested on June 30, 2014 and the second 20% vested on September 2, 2015, which is the date we confirmed the performance metrics were achieved. The first 20% of the performance-based options

CATALENT 2016 PROXY STATEMENT	79

granted to Messrs. Downie and Leonard in fiscal 2013 vested on July 1, 2014 and the second 20% vested on September 2, 2015, which is the date we confirmed the performance metrics were achieved. . The first 25% of the time-based options granted to Messrs. Chiminski, Walsh, Downie and Leonard in fiscal 2015 vested on July 30, 2015 and for Mr. Fasman on October 23, 2015. None of the outstanding exit options have vested. As described in the section of the CD&A entitled “Fiscal 2016 Potential Payments Upon Employment Termination or Change in Control Tables,” all or a portion of each option grant may vest earlier in connection with a change of control of Catalent or BHP PTS Holdings L.L.C. or certain terminations of employment.

(3)	Each expiration date shown is the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of Catalent.

(4)	The number of outstanding RSUs reported for Mr. Chiminski in column (h) above represents: 50,480 RSUs granted on September 16, 2011 associated with Mr. Chiminski’s fiscal 2011 bonus deferral, in which he received 50% of his MIP bonus in the form of a grant of RSUs; 8,293 RSUs granted on July 30, 2014; 7,832 RSUs granted on October 23, 2014; and 22,529 granted on August 27, 2015.. The RSUs granted to Mr. Chiminski in fiscal 2012 vested 100% on the grant date and will settle on the earlier to occur of (1) the sixth anniversary (September 16, 2017) of the date of grant, or (2) the date a change in control of Catalent or BHP PTS Holdings L.L.C. occurs. The RSUs granted to Mr. Chiminski in fiscal 2015 and 2016 will vest on the third anniversary of the grant date. The number of outstanding RSUs reported for Mr. Walsh in column (h) above represents 6,342 RSUs granted on July 30, 2014 and 4,068 granted on August 27, 2015. The RSUs granted to Mr. Walsh on July 30, 2014 and August 27, 2015 will vest on the third anniversary of the grant date. The number of outstanding RSUs reported for Mr. Downie in column (h) above represents 4,049 RSUs granted on July 30, 2014 and 2,746 granted on August 27, 2015. The number of outstanding RSUs reported for Mr. Fasman in column (h) above represents 4,123 RSUs granted on October 23, 2014, 3,129 RSUs granted on August 27, 2015 and a one-time equity award of 15,000 RSUs granted on January 28, 2016 to recognize Mr. Fasman’s leading performance and dedication as our General Counsel. The number of outstanding RSUs reported for Mr. Leonard in column (h) above represents 4,440 RSUs granted on July 30, 2014 and 3,036 RSUs granted on August 27, 2015. The RSUs granted to Messrs. Downie, Fasman and Leonard will vest on the third anniversary of the grant date. As described in the section of the CD&A entitled “Fiscal 2016 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs may vest earlier in connection with a change of control of Catalent or BHP PTS Holdings L.L.C. or certain terminations of employment.

(5)	Shares are valued based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE.

(6)	The amounts reported in column (j) represent PSU awards, assuming 100% payout due to achievement of the performance goals at 100% of target. Actual payout levels will be set at such time that the Compensation Committee determines, following the end of the performance period, the cumulative performance levels that we achieved relative to the performance targets. The number of outstanding PSUs reported for Mr. Chiminski represents 19,604 PSUs granted on September 3, 2014, 19,580 PSUs granted on October 23, 2014, and 28,161 PSUs (Adjusted EPS) and 23,930 PSUs (Relative Return) granted on August 27, 2015. For Mr. Walsh, the number of outstanding PSUs represents 14,991 PSUs granted on September 3, 2014, and 5,085 PSUs (Adjusted EPS) and 4,321 PSUs (Relative Return) granted on August 27, 2015. For Messrs. Downie, Fasman, and Leonard, all outstanding PSUs shown were granted on September 3, 2014 and August 27, 2015. Achievement with respect to the metrics used to determine the final payout of the PSUs is based on a performance period beginning July 1, 2015 and ending June 30, 2018 for the PSUs granted in fiscal 2016 and beginning July 1, 2014 and ending June 30, 2017 for the PSUs granted in fiscal 2015.

80	CATALENT 2016 PROXY STATEMENT

FISCAL 2016 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Chiminski	400,000	8,319,340	210,000	5,306,700
Matthew Walsh	173,841	2,808,611	29,400	719,418
William Downie	-	-	-	-
Steven Fasman	-	-	-	-
Stephen Leonard	-	-	-	-

(1)	We report the value realized on exercise as the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, as reported on the NYSE, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder in order to pay (a) the exercise price and (b) the amount of withholding tax due from the option holder upon exercise, pursuant to the “cashless” exercise provisions of the plan under which each stock option was granted.

CATALENT 2016 PROXY STATEMENT	81

FISCAL 2016 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)

John Chiminski

Deferred Compensation(1)	490,680	-	37,064	-	1,523,433
Vested but Undelivered RSUs	-	-	(1,580,463)	5,306,700	1,160,535

Total	490,680	-	1,543,399	5,306,700	2,683,968
Matthew Walsh

Deferred Compensation(1)	137,903	12,317	(4,660)	-	906,956

Total	137,903	12,317	(4,660)	-	906,956
William Downie

Deferred Compensation	-	-	-	-	-
Steven Fasman

Deferred Compensation	-	-	-	-	-
`Stephen Leonard

Deferred Compensation(1)	29,308	9,818	(1,535)	-	203,722

(1)	The amounts reported as “Deferred Compensation” in this table are reported as compensation for fiscal 2016 in the Summary Compensation Table, under “Non-Equity Incentive Plan Compensation” for Mr. Chiminski and under “Salary” for Messrs. Walsh and Leonard.

(2)	The amounts reported for Messrs. Walsh and Leonard are reported as compensation for fiscal 2016 under “All Other Compensation” in the Summary Compensation Table.

(3)	Mr. Chiminski was granted RSUs that settle by their terms on a date after they fully vest. The amounts reported under “Vested but Undelivered RSUs” in this column reflect the increase or (decrease) in fair market value between July 1, 2015 and June 30, 2016 with respect to portions of these RSU grants, which vested prior to the 2016 fiscal year. The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

(4)	Amount reported for Mr. Chiminski in the “Aggregate Withdrawals/Distributions” column under “Vested but Undelivered RSUs” reflects the settlement of 210,000 RSUs on March 17, 2016, which have been valued based on the $25.27 price per share of our common stock on the settlement date of March 17, 2016, as reported on the NYSE.

(5)

Includes $812,846 previously reported as compensation to Mr. Chiminski in the columns “Salary”, “Non-Equity Incentive Plan Compensation”, and “All Other Compensation” in the Summary Compensation Table in previous years. Includes $508,933 previously reported as compensation to Mr. Walsh in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. Includes $117,909 previously reported as compensation to Mr. Leonard in the

82	CATALENT 2016 PROXY STATEMENT

columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. Aggregate balance for Mr. Chiminski under “Vested but Undelivered RSUs” reflects the value of 50,480 fully vested but undelivered based on the $22.99 closing price per share of our common stock at the end of our fiscal year, June 30, 2016, as reported on the NYSE. These RSUs were previously reported as “Stock Awards” in the Summary Compensation Table and were granted to Mr. Chiminski pursuant to his election to defer 50% of his annual MIP bonus for fiscal 2011, as to which compensation of $750,000 has been previously reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As per the terms of Mr. Chiminski’s award agreement, the RSUs would not settle until the earlier to occur of (1) the sixth anniversary (September 16, 2017) of the date of grant, or (2) the date of a change in control of Catalent or BHP PTS Holdings L.L.C. occurs.

DEFERRED COMPENSATION

We provide certain of our U.S.-based executives, including our U.S.-based NEOs, with the opportunity to participate in the Deferral Plan, which allows participating executives to defer receipt of a portion of their compensation. Deferrals occur and may be invested on a pre-tax basis, in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) plan.

We amended the Deferral Plan effective January 1, 2016 to permit a broad group of U.S.-based executives, including our U.S.-based NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, these executives may defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service.

Prior to January 1, 2016, the Deferral Plan provided a more limited group of U.S.-based executives, including our U.S.-based NEOs, with the opportunity to defer up to 20% of the participant’s base salary and 100% of the participant’s annual cash bonus. We also elected, in our discretion, to make matching contributions with respect to the first $100,000 of a participant’s eligible compensation in excess of the annual compensation limit with respect to 401(k) plans under the Internal Revenue Code for each year (the limit was $265,000 for calendar year 2015). For fiscal 2015, we elected to match 3% of the first $100,000 in contributions (a $3,000 maximum contribution). Participants in this prior version of the plan were 100% vested in their elective deferrals, and in the matching contributions we made (including related earnings in each case).

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives we make available from time to time. Participants select the investment alternatives in which they wanted their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to change the investment elections for their accounts on a daily basis.

Effective January 1, 2016, the Newport Group was designated as the plan administrator of our Deferral Plan, replacing Fidelity Investments. Participants selected distributions and elections prior to January 1, 2016, to transfer funds from the Fidelity Investments funds to the Newport Group funds.

CATALENT 2016 PROXY STATEMENT	83

The six month rate of return as of December 31, 2015 for the offered funds by Fidelity Investments were as follows:

Fidelity Investments (July 1, 2015 through December 31, 2015)
Name of Investment Fund	6-Month Rate of Return % (as of 12/31/15)	Name of Investment Fund	6-Month Rate of Return % (as of 12/31/15)
Fidelity MMT Retirement Govt Mny Mkt II	0.01%	Fidelity Freedom K 2010 Fund	-2.42%
Fidelity Intermediate Trs BdIdx Prem	1.24%	Fidelity Freedom K 2015 Fund	-2.67%
Harbor Mid Cap Value Fund Institutional Class	-6.66%	Fidelity Freedom K 2020 Fund	-2.89%
Dodge & Cox Stock	-5.74%	Fidelity Freedom K 2025 Fund	-3.17%
PIMCO Total Return Fund - Institutional Class	0.39%	Fidelity Freedom K 2030 Fund	-3.74%
Northern Small Cap Value	-6.22%	Fidelity Freedom K 2035 Fund	-4.02%
Columbia Acorn USA Fund Class R5 Shares	-7.97%	Fidelity Freedom K 2040 Fund	-4.03%
Fidelity 500 Index Fund - Institutional Class	0.14%	Fidelity Freedom K 2045 Fund	-4.08%
Fidelity Growth Company Fund - Class K	1.57%	Fidelity Freedom K 2050 Fund	-4.03%
Fidelity Diversified International Fund - Class K	-5.07%	Fidelity Freedom K 2055 Fund	-4.00%
Fidelity Freedom K 2005 Fund	-1.99%	Fidelity Freedom K 2060 Fund	-4.04%
Fidelity Extended Market Index Fund - Premium Class	-7.77%	Fidelity Freedom K Income	-1.52%

The six month rate of return as of June 30, 2016 for offered funds by the Newport Group were as follows:

Newport Group (January 1, 2016 through June 30, 2016)
Name of Investment Fund	6-Month Rate of Return % (as of 6/30/16)	Name of Investment Fund	6-Month Rate of Return % (as of 6/30/16)
Model Portfolio - Conservative	3.05%	PIMCO VIT Total Return Admin	4.19%
Model Portfolio - Moderate/Conservative	2.85%	DFA VA US Targeted Value	3.60%
Model Portfolio - Moderate	2.88%	Fidelity VIP Index 500 Initial	3.79%
Model Portfolio - Moderate/Aggressive	2.77%	T. Rowe Price Blue Chip Growth	-5.82%
Model Portfolio - Aggressive	2.31%	Vanguard VIF Mid Cap Index	3.48%
Templeton Global Bond VIP	-1.69%	Vanguard VIF Small Company Growth Inv	1.20%
Nationwide VIT Money Market	0.02%	Vanguard VIF REIT Index	13.42%
BlackRock High Yield	5.83%	American Funds IS International 2	-1.18%
Vanguard VIF Equity Income	7.67%	Nationwide Fixed Rate Account	1.59%
PIMCO VIT Real Return Admin	6.14%	Catalent Company Stock	-8.15%
Vanguard VIF Total Bond Market Index	5.43%

Participants in the current version of the Deferral Plan may elect from a variety of forms of payout under the plan, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

The accounts of participants in the prior version of the Deferral Plan that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Internal Revenue Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death.

84	CATALENT 2016 PROXY STATEMENT

A participant in the prior version of the Deferral Plan may also elect to receive a payout in annual installments over a period of 5 or 10 years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash payment in connection with a participant’s separation from service within two years following a change of control. The Deferral Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Internal Revenue Code.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

CATALENT 2016 PROXY STATEMENT	85

FISCAL 2016 POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION OR CHANGE OF CONTROL TABLES

Potential Payments Upon Termination

or Change of Control - John

Chiminski (CEO)

Triggering Event	Value of Option/RSU/PSU Acceleration ($)(1)	Value of Base Salary and Target Bonus Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)

Death	3,064,502	-	-	3,064,502
Termination by Us Without Cause or By Mr. Chiminski for Good Reason	-	4,950,000	25,480	4,975,480
Change of Control (assuming awards are not assumed, continued, or substituted)	7,425,535	-	-	7,425,535
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	10,490,037	4,950,000	25,480	15,465,517

(1)	The amount reported for death represents accelerated vesting of (a) 38,654 RSUs and 91,275 PSUs, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and (b) the “spread” value of the options, equal to -$8.97 per share for 100,372 options granted on August 27, 2015, -$1.27 per share for 29,370 options granted on October 23, 2014 and $2.49 per share for 31,098 options granted on July 30, 2014, in each case representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. The amount reported for a change of control represents (a) the settlement of 50,480 vested/unsettled RSUs based on the $22.99 closing price per share of our common stock on June 30, 2016 as reported in the NYSE, and (b) accelerated vesting of the “spread” value of the options, equal to $4.28 per share for the 210,000 performance-based options and 350,000 exit options granted on June 25, 2013 and $12.28 per share for 315,000 exit options granted on October 23, 2009, in each case representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) ) the settlement of 50,480 vested/unsettled RSUs based on the $22.99 closing price per share of our common stock on June 30, 2016 as reported in the NYSE, (b) accelerated vesting of (b) 38,654 RSUs and 91,275 PSUs, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and (c) the “spread” value of the options, equal to -$8.97 per share for 100,372 options granted on August 27, 2015, -$1.27 per share for 29,370 options granted on October 23, 2014, $2.49 per share for 31,098 options granted on July 30, 2014, $4.28 per share for the 210,000 performance-based options and 350,000 exit options granted on June 25, 2013 and $12.28 per share for 315,000 exit options granted on October 23, 2009 , in each case representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. Amounts reported assume that the exit options and the June 25, 2013 performance-based options vest upon a change of control. Options with a negative “spread” value are reported as $0.

86	CATALENT 2016 PROXY STATEMENT

(2)	The amount reported represents two times the sum of (a) his annual base salary and (b) his target annual cash bonus.

(3)	The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Chiminski’s participation in our employee benefit plans for a two-year period. Mr. Chiminski would also be entitled to be paid for any unused paid-time-off days accrued during 2016 and up to five unused days from the prior year.

Potential Payments Upon Termination

or Change of Control - Matthew Walsh

(CFO)

Triggering Event	Value of Option/RSU/PSU Acceleration ($)(1)	Value of Base Salary and Target Bonus Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death	859,428	-	-	859,428
Termination by Us Without Cause or By Mr. Walsh for Good Reason	-	2,362,500	29,134	2,391,634
Change in Control	1,757,240	-	-	1,757,240
Termination Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	2,616,667	2,362,500	29,134	5,008,301

(1)	Amounts reported represent accelerated vesting of unvested equity-based awards. The amounts reported for death reflect (a) the “spread” value of the options of -$8.97 per share for the 18,123 options granted on August 27, 2015 and $2.49 per share for the 23,781 options granted on July 30, 2014, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option and (b) 4,068 RSUs granted on August 27, 2015, 9,406 PSUs granted on August 27, 2015, 6,342 RSUs granted on July 30, 2014, and 14,991 PSUs granted September 3, 2014, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE. The amount reported for a change in control represents the accelerated vesting of the “spread value of the options of $4.28 per share for the 28,686 performance-based options and 47,880 exit options granted on June 25, 2013, $8.13 per share for the 35,000 exit options granted on October 11, 2011 and $12.28 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents the “spread” value of the options of -$8.97 per share for the 18,123 options granted on August 27, 2015, $2.49 per share for the 23,781 options granted on July 30, 2014, $4.28 per share for the 28,686 performance-based options and 47,880 exit options granted on June 25, 2013, $8.13 per share for the 35,000 exit options granted on October 11, 2011, and $12.28 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. Amounts reported assume that the exit options and the June 25, 2013 performance-based options vest upon a change of control. Options with a negative “spread” value are reported as $0.

(2)	The amount reported represents two times the sum of (a) his annual base salary and (b) his target annual cash bonus.

CATALENT 2016 PROXY STATEMENT	87

(3)	The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Walsh’s participation in our employee benefit plans for a two-year period. Mr. Walsh would also be entitled to be paid out for any unused paid-time-off days accrued during 2016 and up to five unused days from the prior year.

Potential Payments upon Termination or

Change of Control – Messrs. Downie,

Fasman and Leonard

Triggering Event	Value of Option/RSU Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation(3)	Total ($)
Death
William Downie	560,070	-	-	560,070
Steven Fasman	914,864	-	-	914,864
Stephen Leonard	615,925	-	-	615,925
Termination by Us Without Cause or By the Executive Officer for Good Reason
William Downie	-	723,739	-	723,739
Steven Fasman	-	962,500	12,740	975,240
Stephen Leonard(4)	-	892,500	12,740	905,240
Change of Control
William Downie	1,071,956	-	-	1,071,956
Steven Fasman	-	-	-	-
Stephen Leonard	1,368,189	-	-	1,368,189
Termination by Us Without Cause Within 18 Months Following a Change of Control
William Downie	1,632,026	723,739	-	2,355,765
Steven Fasman	914,864	962,500	12,740	1,890,104
Stephen Leonard	1,984,114	892,500	12,740	2,889,354

(1)	Amounts reported represent accelerated vesting of unvested equity-based awards and assume that the exit options and the June 25, 2013 performance-based options vest upon a change of control. Options with a negative “spread” are reported as $0.

For Mr. Downie, the amount reported for death reflects (a) the “spread” value of -$8.97 per share for the 12,233 options granted on August 27, 2015 and $2.49 per share for the 15,183 options granted on July 30, 2014, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option and (b) 2,746 RSUs and 6,350 PSUs granted on August 27, 2015, 4,049 RSUs granted on July 30, 2014 and 9,572 PSUs granted on September 3, 2014, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE. The amount reported for change of control reflects the “spread” value of $4.28 per share for the 18,606 performance-based options and 31,010 exit options granted on June 25, 2013 and $12.28 per share for the 70,000 exit options granted on October 23, 2009, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the “spread” value of -$8.97 per share for the 12,233 options granted on August 27, 2015, $2.49 per share for the 15,183 options granted on July 30, 2014, $4.28 per share for the 18,606 performance-based options and

88	CATALENT 2016 PROXY STATEMENT

31,010 exit options granted on June 25, 2013 and $12.28 per share for the 70,000 exit options granted on October 23, 2009, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option and (b) 2,746 RSUs and 6,350 PSUs granted on August 27, 2015, 4,049 RSUs granted on July 30, 2014 and 9,572 PSUs granted on September 3, 2014, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE.

For Mr. Fasman, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of -$8.97 per share for the 13,941 options granted on August 27, 2015 and -$1.27 per share for the 15,459 options granted on October 23, 2014, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option and (b) 15,000 RSUs granted on January 28, 2016, 3,129 RSUs and 7,236 PSUs granted on August 27, 2015, and 4,123 RSUs and 10,306 PSUs granted on October 23, 2014, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE.

For Mr. Leonard, the amount reported for death reflects (a) the “spread” value of $-$8.97 per share for the 13,523 options granted on August 27, 2015 and $2.49 per share for the 16,647 options granted on July 30, 2014, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option and (b) 3,036 RSUs granted and 7,018 PSUs granted on August 27, 2015, 4,440 RSUs granted on July 30, 2014 and 10,494 PSUs granted on September 3, 2014, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE. The amount reported for change of control reflects the “spread” value of $4.28 per share for the 19,530 performance-based options and 32,620 exit options granted on June 25, 2013 and $12.28 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the spread value of -$8.97 per share for the 13,523 options granted on August 27, 2015, $2.49 per share for the 16,647 options granted on July 30, 2014, $4.28 per share for the 19,530 performance-based options and 32,620 exit options granted on June 25, 2013 and $12.28 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE, and the exercise price of the option and (b) 3,036 RSUs and 7,018 PSUs granted on August 27, 2015, 4,440 RSUs granted on July 30, 2014 and 10,494 PSUs granted on September 3, 2014, the value of which is calculated based on the $22.99 closing price per share of our common stock on June 30, 2016, as reported on the NYSE.

(2)	The amounts reported for Messrs. Downie, Fasman, and Leonard represent, for each executive, the sum of that executive’s annual base salary and target annual cash bonus.

(3)	The amounts reported for Messrs. Fasman and Leonard represent income attributable to the health care premiums paid by us with respect to their continued participation in our employee benefit plans for a one-year period. Under these circumstances, Mr. Downie would become ineligible for any continued health benefits in the U.K. under our plans.

(4)	When Mr. Leonard departs from our employ on or before February 28, 2017, he will be entitled to receive these amounts.

CATALENT 2016 PROXY STATEMENT	89

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2017

(Item 2 on the Proxy Card)

The Audit Committee of our Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2017. Ernst & Young has served as our independent auditor since prior to our IPO. The Board of Directors recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2017. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if desired.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2017 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit and is in our best interest and in the best interests of our shareholders. The Audit Committee, under its charter, reviews, at least annually, the qualifications, performance, and independence of the auditor and considers, among other matters, the following: the auditor’s internal quality control procedures, the selection of the lead audit partner, the rotation of the audit partners on the audit engagement team, the qualifications and experience of the members of the audit engagement team, and the views of management, including our internal audit group, concerning the performance and capabilities of the auditor.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2016 and June 30, 2015, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2016	2015
Audit Fees	$4,081,300	$3,730,500
Audit-Related Fees(1)	1,035,100	2,000
Tax Fees(2)	1,576,800	738,500
All Other Fees	-	-
Total	$6,693,200	$4,471,000

(1)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for audits of employee benefit plans, accounting and audit consultation and other attest services.

90	CATALENT 2016 PROXY STATEMENT

(2)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee, and all approved non-audit services performed by Ernst & Young were consistent with maintaining Ernst & Young’s independence.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2017, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2017 within each of the following categories of services:

•	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2017.

CATALENT 2016 PROXY STATEMENT	91

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of our financial reporting process. All three members of the Audit Committee, Messrs. Booth, Classon, and Stahl, qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, the Board of Directors has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at http://investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in Catalent’s 2016 Annual Report on Form 10-K with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by Auditing Standard No. 1301, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Catalent’s 2016 Annual Report on Form 10-K for the fiscal year ended June 30, 2016, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

Jack Stahl, Chair

Melvin D. Booth

Rolf Classon

Date: August 24, 2016

92	CATALENT 2016 PROXY STATEMENT

PROPOSAL 3 - ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

(Item 3 on the Proxy Card)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain and reward high-caliber executive talent,
•	paying for performance, and
•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board of Directors, or the Compensation Committee. Nonetheless, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions.

Consistent with the outcome of a shareholder vote that occurred during Catalent’s 2015 annual meeting of shareholders, the Board of Directors has resolved that a shareholder advisory vote on named executive officer compensation should occur every year. Unless this changes, the next advisory vote on named executive officer compensation will be at the 2017 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

CATALENT 2016 PROXY STATEMENT	93

INFORMATION ABOUT 2017 ANNUAL MEETING

Shareholder Proposals for the 2017 Annual Meeting of Shareholders

We currently intend to hold our 2017 Annual Meeting of Shareholders on November 2, 2017.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2017 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on May 17, 2017, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2017 Annual Meeting of Shareholders, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2017 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2016 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than June 27, 2017, and no later than July 27, 2017.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained free of charge from our website, http://investor.catalent.com/corporate-governance or from our Corporate Secretary. We are not required to consider a nomination or proposal that does not comply with the procedures set forth in this section, but even compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by writing our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 or CorpSec@catalent.com or by calling (732) 537-6200.

94	CATALENT 2016 PROXY STATEMENT

APPENDIX A

NON-GAAP FINANCIAL MEASURES

Use of EBITDA from continuing operations and Adjusted EBITDA

Management measures operating performance based on consolidated earnings from continuing operations before interest expense, expense/(benefit) for income taxes, and depreciation and amortization, and this amount is adjusted for the income or loss attributable to non-controlling interest (“EBITDA from continuing operations”). EBITDA from continuing operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations.

We believe that the presentation of EBITDA from continuing operations enhances an investor’s understanding of its financial performance. We believe this measure is a useful financial metric to assess its operating performance from period to period by excluding certain items that it believes are not representative of its core business and uses this measure for business planning purposes.

In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from continuing operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. We present EBITDA from continuing operations in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from continuing operations may not be the same as similarly titled measures used by other companies.

Under our credit agreement, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on “Adjusted EBITDA,” which is not defined under U.S. GAAP and is subject to important limitations. Set forth below is a calculation showing the adjustments made to EBITDA from continuing operations to obtain Adjusted EBITDA. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The most directly comparable U.S. GAAP measure to EBITDA from continuing operations and Adjusted EBITDA is earnings/(loss) from continuing operations. Included in this

CATALENT 2016 PROXY STATEMENT	A-1

appendix is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations and Adjusted EBITDA.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

Because we are a company with substantial foreign operations, changes in exchange rates, over which we have no control, can be an important factor in understanding period-to-period comparisons. We therefore use results on a constant currency basis, including revenue and EBITDA computed using constant currency exchange rates, as one means to evaluate our performance as we operate our business. We also believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period over period. We calculate constant currency results by calculating current-year results using foreign currency exchange rates from earlier periods. We generally refer to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis.

When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2016 performance-based incentive compensation, and when we determine whether those goals have been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant currency basis as “Budget-Based Revenue” and “Budget-Based EBITDA,” respectively.

Results at constant currency, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of Earnings/(Loss) from Continuing Operations to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2016 consolidated revenue reported in accordance with U.S. GAAP to revenue on a constant currency basis is as follows (in millions of U.S. dollars):

Revenue	1,848.1
Foreign exchange impact	(32.8)

Budget-Based Revenue	1,880.9

A-2	CATALENT 2016 PROXY STATEMENT

Catalent, Inc.

Reconciliation of Earnings/(Loss) from Continuing Operations

To EBITDA from Continuing Operations, Adjusted EBITDA and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2016	2015
Earnings from continuing operations	111.2	210.2
Interest expense, net	88.5	105.0
Income tax provision/(benefit)	33.7	(97.7)
Depreciation and amortization	140.6	140.8
Non-controlling interest	0.3	1.9

EBITDA from continuing operations	374.3	360.2

Non-cash stock compensation expense	10.8	9.0
Impairment charges and loss on sale of assets	2.7	4.7
Financing related expenses	-	21.8
U.S. GAAP restructuring amounts	9.0	13.4
Acquisition, integration and other special items	18.2	13.8
Foreign exchange (gain)/loss	(10.5)	(2.7)
Other (sponsors’ fee, severance, other items)	(3.3)	22.9
Total adjustments	26.9	82.9

Estimated cost savings	-	-

Adjusted EBITDA	401.2	443.1

Foreign exchange impact	(20.8)	(27.5)

Adjusted EBITDA at constant currency	422.0	470.6

Adjusted EBITDA	401.2	443.1
Foreign exchange impact at internal budget rates	(8.7)	(30.4)

Budget-Based EBITDA	409.9	473.5

CATALENT 2016 PROXY STATEMENT	A-3

CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E13130-P82204 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CATALENT, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:	☐	☐	☐

01) Melvin D. Booth
02) J. Martin Carroll
03) James Quella

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2.	Ratify the appointment of the independent auditor of the Company.					☐	☐	☐
3.	To approve, by non-binding vote, the compensation of our named executive officers.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2016 Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

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E13131-P82204

CATALENT, INC.

Annual Meeting of Shareholders

October 25, 2016 2:00 PM

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Steven Fasman and Christine Caputo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Catalent, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM on October 25, 2016, at Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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